Exhibit 99.1
PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2022 SECOND-QUARTER AND FIRST-HALF RESULTS;
DELIVERED 2022 SECOND-QUARTER REPORTED DILUTED EPS OF $1.43 AND PRO FORMA (EXCLUDING RUSSIA AND UKRAINE) ADJUSTED DILUTED EPS OF $1.32, REPRESENTING CURRENCY-NEUTRAL GROWTH OF 5.6%;
TARGETS 2022 FULL-YEAR REPORTED DILUTED EPS OF $5.73 TO $5.88 (INCLUDING RUSSIA AND UKRAINE) AND PRO FORMA ADJUSTED DILUTED EPS OF $5.23 TO $5.34, REPRESENTING CURRENCY-NEUTRAL GROWTH OF 10% TO 12%

NEW YORK, July 21, 2022 – Philip Morris International Inc. (NYSE: PM) today announces its 2022 second-quarter and first-half results. Growth rates presented in this press release on an organic basis reflect adjusted results, excluding currency, acquisitions and disposals. Given the uncertainty and volatility regarding the company’s operations in Russia and Ukraine, PMI is also providing figures and comparisons on a pro forma basis, which exclude the company’s operations in these two markets for all periods and provide a more comparable view of PMI's business performance. A glossary of key terms, definitions and explanatory notes is included at the end of this press release. Adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are included in the schedules to this press release.
2022 SECOND-QUARTER & YEAR-TO-DATE HIGHLIGHTS

	Second-Quarter				Six Months Year-to-Date
	Reported	Pro Forma Adjusted			Reported	Pro Forma Adjusted
Total Shipment Volume Growth	1.1%		3.0%		2.2%		4.0%
HTU Shipment Volume (units billion)	24.8		20.1		49.6		40.2
- Growth	1.9%		7.4%		7.7%		12.6%
Net Revenue Growth	3.1%		6.2%	(a)	2.6%		8.1%	(a)
Operating Income Growth	(2.3)%		1.6%	(a)	(3.3)%		5.4%	(a)
Operating Income Margin Growth	(2.2)pp	(1.9)	pp	(a)	(2.5)pp	(1.1)	pp	(a)
Diluted Earnings per Share	$1.43		$1.32		$2.93		$2.79
- Growth	2.9%		5.6%	(b)	—%		10.4%	(b)
(a) On an organic basis (b) Excluding currency

Second-Quarter
•Net revenues from smoke-free products accounted for 29.9% of total net revenues, or 29.1% on a pro forma basis
•Market share for heated tobacco units in IQOS markets up by 1.2 points to 7.5% on a pro forma basis
•Pro forma total IQOS users at quarter-end estimated at approximately 19.0 million (up by 3.2 million or 20.5% versus June 30, 2021), of which approximately 13.2 million had switched to IQOS and stopped smoking
•Announced recommended public offer for Swedish Match AB of SEK 106 in cash per share (see "Swedish Match AB Offer" section on page 6) and suspension of PMI's three-year share repurchase program (see "Share Repurchase Program" section on page 6)
•Declared regular quarterly dividend of $1.25 per common share, representing an annualized rate of $5.00
Six Months Year-to-Date
•Net revenues from smoke-free products accounted for 30.5% of total net revenues, or 29.7% on a pro forma basis
•Market share for heated tobacco units in IQOS markets up by 1.1 points to 7.5% on a pro forma basis
"First and foremost, the war in Ukraine continues to deeply affect the lives of our employees and families in the region," said Jacek Olczak, Chief Executive Officer. "My first priority is to give them the help they need and as a company we are focused on doing our utmost to support them throughout this conflict."
"Turning to our results, our strong underlying performance continued in the second quarter, with top- and bottom-line growth exceeding our initial expectations. This reflected excellent IQOS momentum, including accelerating growth in pro forma total IQOS users and heated tobacco unit in-market sales volume, as well as favorable cigarette category trends."
"We are raising our outlook for the full year and now expect to deliver pro forma adjusted growth in net revenues of 6% to 8%, on an organic basis, and diluted EPS of 10% to 12%, excluding currency, underpinned by pro forma heated tobacco unit shipment volume of 90 to 92 billion units."
"Building on our excellent financial results in 2021, this year's outlook puts us well on track to comfortably exceed our minimum compound annual net revenue and adjusted diluted EPS growth targets for 2021 to 2023 on a pro forma basis."
2022 SECOND-QUARTER SUMMARY
Pro forma adjusted net revenues increased by 6.2% on an organic basis, notably reflecting pro forma total shipment volume growth of 3.0%, driven by cigarettes (+2.4%) and heated tobacco units (+7.4%). As anticipated in April, heated tobacco unit shipment volume in the quarter was adversely impacted by the timing of shipments to Japan (approximately 2 billion units, which are expected in the second half) as the company manages the cancellation of planned heated tobacco unit manufacturing in Russia and disruptions in global supply chains generally. In-market sales for heated tobacco units increased by 19.9% in the quarter on a pro forma basis, a slight acceleration versus the first quarter.
Pro forma adjusted net revenue per unit increased by 3.0% on an organic basis, reflecting a further increase in the proportion of heated tobacco units in PMI’s sales mix (albeit at a lower rate than in prior quarters, due to the above-mentioned timing impact involving heated tobacco unit shipments to Japan) and higher pricing. Pro forma pricing for combustible products increased by 3.5%, or by almost 5% excluding Indonesia.
Pro forma adjusted operating income margin declined by 1.9 points on an organic basis, primarily reflecting: (i) investment to further expand and match the speed of growth of PMI's smoke-free portfolio, including the initial higher cost of ILUMA devices and heated tobacco units, as well as the transitory dilutive margin impact of higher device sales from the roll-out of ILUMA and the replenishment of distribution channels as device constraints ease (following component-related shortages) to support re-accelerating IQOS user growth; (ii) the impact of supply chain disruptions, notably due to the war in Ukraine; and (iii) cost inflation driven by the global pandemic recovery and exacerbated by the war in Ukraine, notably for certain direct materials, wages, energy and transportation costs. The decline also reflected a challenging prior year comparison, which included substantial productivity savings.
Despite the specific margin pressures in the quarter, the company’s strong net revenue growth, coupled with the positive effects from higher pricing and operating cost efficiencies, drove adjusted diluted EPS of $1.48 and pro forma adjusted diluted EPS of $1.32, reflecting currency-neutral growth of 3.8% and 5.6%, respectively, as shown in the table below.

	Quarters Ended June 30,
	2022	2021	Currency	Var. excl. Currency
Reported Diluted EPS	$ 1.43	$ 1.39	$ (0.16)	14.4%
Asset impairment and exit costs	—	0.04
Amortization of intangibles	0.02	0.01
Saudi Arabia customs assessments	—	0.14
Costs associated with Swedish Match AB offer	0.02	—
Charges related to the war in Ukraine	0.04	—
Tax items	(0.03)	—
Adjusted Diluted EPS	$ 1.48	$ 1.58	$ (0.16)	3.8%
Less: Net earnings attributable to Russia and Ukraine	0.16	0.15	0.03
Pro Forma Adjusted Diluted EPS	$ 1.32	$ 1.43	$ (0.19)	5.6%

2022 FULL-YEAR FORECAST

	Full-Year
	2022 Forecast			2021	Growth

Reported Diluted EPS	$5.73	-	$5.88	$ 5.83

Adjustments:
Asset impairment and exit costs	—			0.12
Equity investee ownership dilution	—			(0.04)
Amortization of intangibles	0.08			0.05
Saudi Arabia customs assessments	—			0.14
Charges related to the war in Ukraine	0.07			—
Fair value adj. for equity security investments (1)	0.03			—
Asset acquisition cost	—			0.03
Costs associated with Swedish Match AB offer	0.02			—
Tax items	(0.03)			—
Total Adjustments	0.17			0.30

Adjusted Diluted EPS	$5.90	-	$6.05	$ 6.13
Less: Net earnings attributable to Russia and Ukraine (2)	0.67	-	0.71	0.60
Pro Forma Adjusted Diluted EPS	$5.23	-	$5.34	$ 5.53
Less: Pro Forma Currency	(0.86)
Pro Forma Adjusted Diluted EPS, ex-currency	$6.09	-	$6.20	$ 5.53	10%	-	12%

1) Reflects the adjustment resulting from share price movements in PMI's investments in India and Sri Lanka, which are publicly traded entities that are not controlled or influenced by PMI
2) Includes a favorable currency variance of $0.17 per share for full-year 2022
Reported diluted EPS is forecast to be in a range of $5.73 to $5.88, at prevailing exchange rates, versus reported diluted EPS of $5.83 in 2021. Excluding (i) 2022 adjustments of $0.17 per share, (ii) net earnings attributable to Russia and Ukraine of $0.67 to $0.71 per share assumed for full-year 2022, and (iii) an adverse pro forma currency impact, at prevailing exchange rates, of $0.86 per share, this forecast represents a projected increase of 10% to 12% versus pro forma adjusted diluted EPS of $5.53 in 2021, as outlined in the above table.
2022 Full-Year Forecast Assumptions
This forecast assumes:
•The full contribution of the company's operations in Russia and Ukraine for the entire year;
•No asset impairment costs or further other charges related to the company's operations in Russia or Ukraine;
•No contribution from the operations of Swedish Match in 2022 following the assumed transaction close in the fourth quarter and no further costs associated with the Swedish Match offer;
•Continuing uncertainty over the pace of the ongoing recovery from pandemic-related effects on the operating environment, notably in select geographies in PMI's South & Southeast Asia Region;
•A continued gradual improvement in PMI's duty-free business outside Asia;
•An improving IQOS device supply situation, with some remaining uncertainty on the timing of full IQOS availability;

•The impact on TEREA heated tobacco unit production capacity build-up due to the decision to cancel manufacturing plans in Russia;
•A pro forma estimated total international industry volume change, excluding China and the U.S., of approximately flat to +1%;
•Pro forma total cigarette and heated tobacco unit shipment volume growth for PMI of approximately 1.5% to 2.5%;
•Pro forma heated tobacco unit shipment volume of 90 to 92 billion units, compared to pro forma shipment volume of 73.5 billion units in 2021;
•Pro forma adjusted net revenue growth of approximately 6.0% to 8.0% on an organic basis (compared to 2021 pro forma adjusted net revenues of $29.2 billion), which includes the adverse full-year impact of moving to highly inflationary accounting in Turkey, effective April 1st, of approximately 0.7 points;
•A pro forma adjusted operating income margin change of flat to +50 basis points on an organic basis, primarily reflecting:
•the continued favorable product mix shift from cigarettes to smoke-free products, coupled with the benefit of further operating leverage and accelerated operating efficiencies;
•the expectation of a lower gross margin primarily due to:
◦the significant growth in IQOS device volumes (notably in the first-half) as device supply constraints ease, reflecting the replenishment of channel inventories for user acquisition and supply for the accelerated device replacement cycle driven by ILUMA;
◦the higher initial cost of IQOS ILUMA devices and initial weight and cost of TEREA consumables, which are expected to reduce over time, as with previous innovations;
◦higher logistics costs, including costs related to the use of air freight to support: (i) the strong up-take of IQOS ILUMA and TEREA consumables in Japan, and (ii) the re-sourcing of select cigarette brands for Japan due to the war in Ukraine;
◦investments to grow production capacity across PMI's smoke-free platforms; and
◦increased inflation in raw material and energy prices, and additional supply chain costs due to war-related disruptions;
•continued commercial reinvestment to support the company's growing portfolio of smoke-free alternatives;
•Wellness and Healthcare segment net revenues of around $300 million (including smoking cessation products), with an operating loss of around $150 million, primarily due to:
•the amortization of intangibles related to acquisitions;
•investments in research and development; and
•expenses related to employee retention and recruitment programs;
•Full-year amortization of acquired intangibles of $0.08 per share;
•Operating cash flow of around $10.5 billion at prevailing exchange rates and subject to year-end working capital requirements;
•Capital expenditures of approximately $1.0 billion;
•An effective tax rate, excluding discrete tax events, of 21% to 22%;
•The impact on diluted EPS of first-half 2022 share repurchases;

•Pro forma third-quarter adjusted diluted EPS of $1.23 to $1.28, including an unfavorable currency impact of around $0.24 per share, at prevailing exchange rates, reflecting:
•heated tobacco unit shipment volume of around 22 billion;
•mid-single-digit pro forma net revenue growth, on an organic basis, notably reflecting:
◦strong IQOS growth; partly offset by
◦a tougher year-over-year comparison for cigarette shipment volume versus the first half, as well as a modest negative impact due to cigarette shipment timing;
•lower gross margin headwinds compared to the second quarter, broadly offset by a step-up in commercial investments as compared to a device-constrained third quarter of 2021;
•Fourth-quarter-weighted (i) growth in pro forma heated tobacco unit shipment volume and (ii) recovery in pro forma adjusted OI margin.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.
Swedish Match AB Offer
On May 11, 2022, Philip Morris Holland Holdings B.V. (PMHH), an affiliate of PMI, announced a recommended public offer to the shareholders of Swedish Match AB (Swedish Match) to tender all shares in Swedish Match (excluding treasury shares) to PMHH at a price of SEK 106 in cash per share.
On June 28, 2022, the offer document regarding PMHH's recommended offer was made public, following approval and registration by the Swedish Financial Supervisory Authority. The offer document and other public information regarding the offer are available on the offer website (www.smokefree-offer.com).
PMI expects the transaction to close in the fourth quarter of this year, subject to Swedish Match shareholder acceptance and all necessary regulatory and other approvals.
As of the date of the offer document, the waiting period for the transaction under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act), had expired, meaning that PMHH has satisfied its requirements under the HSR Act to proceed with the transaction.
Share Repurchase Program
On May 11, 2022, PMI announced the suspension of its three-year share repurchase program as part of the company's announcement of its recommended public offer to the shareholders of Swedish Match. Prior to the suspension of the program, the company made no share repurchases during the second quarter of 2022.
From January 1, 2022, through March 31, 2022, PMI repurchased approximately 2.0 million shares of common stock for approximately $199 million, at an average price of $100.95 per share, representing total repurchases of approximately $983 million since the start of the three-year program in July 2021.
War in Ukraine
Since the onset of the war in Ukraine, PMI's main priority has been the safety and security of its more than 1,300 employees and their families in the country. PMI has taken three critical steps in this regard: helping to evacuate more than 1,000 people from Ukraine and relocate over 2,700 others from conflict zones to locations in the country away from the heaviest fighting; providing critical aid to employees who cannot leave or who decide to remain in Ukraine; and providing those who have left the country with logistical, medical, financial, and other practical support in neighboring countries. The company is continuing to pay salaries to all its Ukrainian employees and is also providing substantial in-kind support to them and their families. In addition, PMI has already contributed approximately $10 million in funds and donated essential items across the country, directly to humanitarian organizations and through the company's own employee-led initiative, 'Projects With a Heart'.
On February 25th, PMI announced the temporary suspension of its operations in Ukraine, including at its factory, in Kharkiv. During the second quarter, the company resumed some retail activities where safety allowed, in order to provide product availability and service to adult consumers, and began to supply the market from production centers outside Ukraine. Production at the company's factory in Kharkiv remains suspended. PMI is applying increased security and safety measures for personnel.
In 2021, Ukraine accounted for around 2% of PMI’s total cigarette and heated tobacco unit shipment volume and under 2% of PMI’s total net revenues. As of June 30, 2022, PMI's Ukrainian operations have approximately $0.5 billion in total assets, excluding intercompany balances.
On March 24th, PMI announced the concrete steps it had taken to suspend planned investments and scale down its manufacturing operations in Russia. This included:
•the discontinuation of a number of cigarette products offered in the market (representing approximately one-quarter of the company's domestic cigarette SKUs, including Marlboro and Parliament SKUs) and the reduction of its manufacturing activities accordingly;
•the suspension of its marketing activities in the country;
•the cancellation of all product launches planned for 2022 in the market, including the launch of its flagship heated tobacco product IQOS ILUMA, originally planned for March 2022; and
•the cancellation of its plans to manufacture TEREA heated tobacco units for IQOS ILUMA in Russia (with an eventual annualized capacity of more than 20 billion units) and the related ongoing investment of $150 million.
As previously announced, PMI intends to exit the Russian market in an orderly manner, as the complexities of continuing to operate in Russia increase, such as supply chain challenges and financial and banking sector restrictions. The company's Board of Directors and senior executives continue to actively work on options for doing so, in the context of an increasingly complex and rapidly changing regulatory and operating environment, including the requirement to obtain certain governmental approvals for any transaction.
PMI employs more than 3,200 people in Russia and will continue to support its employees there, including paying their salaries, while continuing to fulfil its legal obligations. The company will continue to make decisions with their safety and security as a priority.
In 2021, Russia made up almost 10% of total shipment volumes and around 6% of PMI net revenues. As of June 30, 2022, PMI's Russian operations have approximately $2.5 billion in total assets, excluding intercompany balances.
PMI recorded charges related to the war in Ukraine of approximately $80 million in the second quarter of 2022 and approximately $122 million in the first half of 2022. This includes charges in Russia related to the cancellation of the planned launch of IQOS ILUMA and the planned production of TEREA heated tobacco units.
Amortization and Impairment of Acquired Intangibles
Starting in the second quarter of 2022, and on a comparative basis, PMI will exclude amortization and impairment of acquired intangibles, if any, from its adjusted operating results (e.g., adjusted operating income and margin; adjusted diluted EPS). The company believes that operating results adjusted for these items better reflect the underlying performance of the business and provide a better comparison to past operating performance. Amortization of acquired intangibles is driven by the purchase price allocated to specific assets and is varied across acquisitions because of unique facts and circumstances, timing and terms of acquisition which result in amortization charges that could be inconsistent in size as compared to the revenues generated by those assets.
Conference Call
A conference call, hosted by Emmanuel Babeau, Chief Financial Officer, will be webcast at 9:00 a.m., Eastern Time, on July 21, 2022. Access the call at www.pmi.com/2022Q2earnings.
CONSOLIDATED SHIPMENT VOLUME & MARKET SHARE

PMI Shipment Volume by Region	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes
European Union	41,276	41,504	(0.5)%	77,720	78,273	(0.7)%
Eastern Europe	20,633	22,785	(9.4)%	39,147	42,751	(8.4)%
Middle East & Africa	34,544	30,347	13.8%	64,015	57,989	10.4%
South & Southeast Asia	34,754	35,321	(1.6)%	72,215	70,209	2.9%
East Asia & Australia	10,391	10,968	(5.3)%	21,944	22,330	(1.7)%
Americas	16,080	15,213	5.7%	30,875	30,098	2.6%
Total PMI	157,678	156,138	1.0%	305,916	301,650	1.4%

Heated Tobacco Units
European Union	9,353	6,921	35.1%	17,919	13,347	34.3%
Eastern Europe	5,922	6,840	(13.4)%	11,788	12,475	(5.5)%
Middle East & Africa	1,158	512	+100%	2,055	908	+100%
South & Southeast Asia	96	39	+100%	190	72	+100%
East Asia & Australia	8,186	9,904	(17.3)%	17,474	19,043	(8.2)%
Americas	106	140	(24.3)%	214	245	(12.7)%
Total PMI	24,821	24,356	1.9%	49,640	46,090	7.7%

Cigarettes and Heated Tobacco Units
European Union	50,629	48,425	4.6%	95,639	91,620	4.4%
Eastern Europe	26,555	29,625	(10.4)%	50,935	55,226	(7.8)%
Middle East & Africa	35,702	30,859	15.7%	66,070	58,897	12.2%
South & Southeast Asia	34,850	35,360	(1.4)%	72,405	70,281	3.0%
East Asia & Australia	18,577	20,872	(11.0)%	39,418	41,373	(4.7)%
Americas	16,186	15,353	5.4%	31,089	30,343	2.5%
Total PMI	182,499	180,494	1.1%	355,556	347,740	2.2%

Second-Quarter
PMI's total shipment volume increased by 1.1%, driven by:
•the EU, reflecting higher heated tobacco unit shipment volume across the Region (notably in Italy and Poland), partly offset by lower cigarette shipment volume (mainly in France and Spain, partially offset by Poland);

•Middle East & Africa, reflecting higher cigarette shipment volume (primarily in PMI Duty Free and Turkey, partly offset by Egypt) and higher heated tobacco unit shipment volume (mainly in Egypt, Lebanon and PMI Duty Free); and
•Americas, primarily reflecting higher cigarette shipment volume, mainly in Argentina and Brazil;
partly offset by
•Eastern Europe, reflecting lower cigarette and heated tobacco unit shipment volume (primarily in Russia and Ukraine);
•South & Southeast Asia, primarily reflecting lower cigarette shipment volume, mainly in the Philippines, partly offset by Indonesia; and
•East Asia & Australia, reflecting lower cigarette and heated tobacco unit shipment volume, primarily in Japan.
On a pro forma basis, PMI's total shipment volume increased by 3.0%, with a decrease of 3.4% in the Eastern Europe Region, as detailed in Appendix 3 and Appendix 4, respectively.
Impact of Inventory Movements
Excluding the net unfavorable impact of estimated distributor inventory movements of approximately 1.9 billion units, PMI’s total in-market sales increased by 2.2%.
The net unfavorable impact of approximately 1.9 billion units reflected:
•A net unfavorable impact of 2.3 billion heated tobacco units, essentially due to Japan (reflecting the delayed timing of shipments, as the company manages the cancellation of planned heated tobacco unit manufacturing in Russia and disruptions in global supply chains generally); partly offset by
•A net favorable impact of 0.4 billion cigarettes, mainly driven by PMI Duty Free (reflecting the replenishment of distributor inventories to account for increased passenger traffic in certain geographies), partially offset by Spain (mainly reflecting inventory movements in the second quarter of 2021).
On a pro forma basis, PMI's total in-market sales increased by 4.2%.
PMI's total heated tobacco unit in-market sales volume in the quarter was 25.7 billion units, or 21.1 billion units on a pro forma basis, representing growth of 12.1% and 19.9%, respectively.
Six Months Year-to-Date
PMI's total shipment volume increased by 2.2%, driven by:
•the EU, reflecting higher heated tobacco unit shipment volume across the Region (particularly in Italy and Poland), partly offset by lower cigarette shipment volume (notably in France and Germany, partially offset by Poland);
•Middle East & Africa, reflecting higher cigarette shipment volume (primarily in PMI Duty Free and Turkey), as well as higher heated tobacco unit shipment volume (mainly in Egypt, Lebanon and PMI Duty Free);
•South & Southeast Asia, primarily reflecting higher cigarette shipment volume, mainly in India and Indonesia, partly offset by Thailand; and
•Americas, mainly reflecting higher cigarette shipment volume, primarily in Brazil;
partly offset by
•Eastern Europe, reflecting lower cigarette and heated tobacco unit shipment volume (mainly in Russia and Ukraine); and

•East Asia & Australia, reflecting lower heated tobacco unit shipment volume (primarily in Japan), as well as lower cigarette shipment volume (notably in Japan).
On a pro forma basis, PMI's total shipment volume increased by 4.0%, with an increase of 0.2% in the Eastern Europe Region, as detailed in Appendix 3 and Appendix 4, respectively.
Impact of Inventory Movements
Excluding the net unfavorable impact of estimated distributor inventory movements of approximately 0.3 billion units, PMI’s total in-market sales increased by 2.4%.
The net unfavorable impact of approximately 0.3 billion units reflected:
•A net unfavorable impact of 2.8 billion heated tobacco units, primarily due to Japan (reflecting the same factors as in the quarter); partly offset by
•A net favorable impact of 2.5 billion cigarettes, mainly driven by PMI Duty Free (reflecting the same factor as in the quarter).
On a pro forma basis, PMI's total in-market sales increased by 4.0%, in line with the increase in total shipment volume.
PMI's total heated tobacco unit in-market sales volume in the six months year-to-date was 50.6 billion units, or 40.6 billion units on a pro forma basis, representing growth of 14.3% and 19.7%, respectively.
PMI Shipment Volume by Brand

PMI Shipment Volume by Brand	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes
Marlboro	62,671	58,466	7.2%	119,936	112,148	6.9%
L&M	21,022	22,096	(4.9)%	41,220	42,464	(2.9)%
Chesterfield	17,086	14,269	19.7%	32,691	27,027	21.0%
Parliament	10,960	10,023	9.3%	20,111	18,980	6.0%
Philip Morris	10,317	10,590	(2.6)%	20,070	20,774	(3.4)%
Sampoerna A	9,786	9,186	6.5%	19,505	17,884	9.1%
Dji Sam Soe	5,928	5,422	9.3%	11,700	11,126	5.2%
Lark	2,866	3,882	(26.2)%	6,318	7,781	(18.8)%
Next	2,394	2,300	4.1%	4,336	4,168	4.0%
Others	14,648	19,904	(26.4)%	30,029	39,298	(23.6)%
Total Cigarettes	157,678	156,138	1.0%	305,916	301,650	1.4%
Heated Tobacco Units	24,821	24,356	1.9%	49,640	46,090	7.7%
Total PMI	182,499	180,494	1.1%	355,556	347,740	2.2%
Note: Lark includes Lark Harmony; Next includes Next Dubliss; Philip Morris includes Philip Morris/Dubliss; and Sampoerna A includes Sampoerna.

Second-Quarter
The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU (notably Italy and Poland) and Middle East & Africa (primarily Egypt, Lebanon and PMI Duty Free), partly offset by Japan and Eastern Europe (mainly Russia and Ukraine). On a pro forma basis, PMI's heated tobacco unit shipment volume increased by 7.4%.

PMI's cigarette shipment volume of the following brands increased:
•Marlboro, mainly driven by PMI Duty Free, Russia and Turkey, partly offset by the Philippines;
•Chesterfield, primarily driven by Brazil, the Philippines and Russia;
•Parliament, mainly driven by Turkey and PMI Duty Free, partly offset by Ukraine;
•Sampoerna A in Indonesia, primarily driven by premium A Mild;
•Dji Sam Soe in Indonesia, mainly driven by Dji Sam Soe Magnum Mild; and
•Next, primarily driven by Russia.
PMI's cigarette shipment volume of the following brands decreased:
•L&M, primarily due to Egypt, Spain, Thailand, Turkey and Ukraine, partly offset by PMI Duty Free;
•Philip Morris, mainly due to Russia and Ukraine, partly offset by Japan and Kazakhstan;
•Lark, primarily due to Japan and Turkey; and
•"Others," mainly due to: mid-price Sampoerna U (Indonesia); and low-price Bond Street (primarily due to Kazakhstan, Russia and Ukraine), Fortune (Philippines), More (Philippines) and Morven (Pakistan).
On a pro forma basis, PMI's cigarette shipment volume increased by 5.6% for Marlboro, 8.6% for Chesterfield, 15.3% for Parliament and 18.0% for Philip Morris, and decreased by 2.9% for L&M and 5.2% for Next.
International Share of Market
PMI's pro forma total international market share (excluding China and the U.S.), defined as PMI's cigarette and heated tobacco unit sales volume as a percentage of total industry cigarette and heated tobacco unit sales volume, increased by 0.4 points to 27.0%, reflecting:
•Market share for heated tobacco units of 3.5%, up by 0.5 points; and
•Market share for cigarettes of 23.5%, down by 0.1 point.
PMI's pro forma total international cigarette sales volume as a percentage of pro forma total industry cigarette sales volume increased by 0.1 point to 24.7%, mainly reflecting a higher cigarette market share and/or favorable geographic mix impact, notably in Brazil, Indonesia, PMI Duty Free, Poland and Turkey, partly offset by France and the Philippines.
Six Months Year-to-Date
The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU (notably Italy and Poland) and Middle East & Africa (primarily Egypt, Lebanon and PMI Duty Free), partly offset by Japan and Eastern Europe (mainly Russia and Ukraine). On a pro forma basis, PMI's heated tobacco unit shipment volume increased by 12.6%.
PMI's cigarette shipment volume of the following brands increased:
•Marlboro, mainly driven by PMI Duty Free, Russia and Turkey, partly offset by Japan;
•Chesterfield, primarily driven by Brazil, the Philippines, Poland and Russia;
•Parliament, mainly driven by PMI Duty Free and Turkey, partly offset by Russia, Saudi Arabia and Ukraine;
•Sampoerna A in Indonesia, primarily driven by premium A Mild;
•Dji Sam Soe in Indonesia, mainly driven by Dji Sam Soe Magnum Mild; and
•Next, primarily driven by Russia.
PMI's cigarette shipment volume of the following brands decreased:

•L&M, mainly due to Germany, Thailand, Turkey and Ukraine, partly offset by PMI Duty Free;
•Philip Morris, primarily due to Russia and Ukraine, partly offset by Japan and Kazakhstan;
•Lark, mainly due to Japan and Turkey; and
•"Others," notably due to: mid-price Sampoerna U (Indonesia); and low-price Bond Street (primarily due to Kazakhstan, Russia and Ukraine), Fortune (Philippines) and More (Philippines).
On a pro forma basis, PMI's cigarette shipment volume increased by 5.4% for Marlboro, 9.6% for Chesterfield, 10.4% for Parliament, 15.6% for Philip Morris and 0.1% for Next, and decreased by 1.5% for L&M.
International Share of Market
PMI's pro forma total international market share (excluding China and the U.S.) increased by 0.6 points to 26.9%, reflecting:
•Market share for heated tobacco units of 3.5%, up by 0.5 points; and
•Market share for cigarettes of 23.4%, flat.
PMI's pro forma total international cigarette sales volume as a percentage of total industry cigarette sales volume increased by 0.3 points to 24.6%, mainly reflecting higher cigarette market share and/or a favorable geographic mix impact, notably in Indonesia, PMI Duty Free, Poland and Turkey, partly offset by Germany and Thailand.

CONSOLIDATED FINANCIAL SUMMARY
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)			Variance Fav./(Unfav.)
	2022	2021	Total		Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 7,832	$ 7,594	3.1%		8.7%	238	(501)	79	142	265	253
Saudi Arabia Customs Assessments	—	(246)	+100%		+100%	246	—	—	—	—	246
Adjusted Net Revenues	$ 7,832	$ 7,840	(0.1)%		5.3%	(8)	(501)	79	142	265	7

Net Revenues (1)	$ 7,832	$ 7,594	3.1%		8.7%	238	(501)	79	142	265	253
Cost of Sales	(2,648)	(2,353)	(12.5)%		(15.3)%	(295)	116	(51)	—	(282)	(78)
Marketing, Administration and Research Costs	(2,092)	(2,093)	—%		(2.4)%	1	86	(34)	—	—	(51)
Amortization of Intangibles	(36)	(19)	(89.5)%		5.3%	(17)	—	(18)	—	—	1
Operating Income	$ 3,056	$ 3,129	(2.3)%		8.0%	(73)	(299)	(24)	142	(17)	125
Asset Impairment & Exit Costs (2)	—	(79)	+100%		+100%	79	—	—	—	—	79
Amortization of Intangibles	(36)	(19)	(89.5)%		5.3%	(17)	—	(18)	—	—	1
Charges related to the war in Ukraine (3)	(80)	—	—%		—%	(80)	—	—	—	—	(80)
Costs associated with Swedish Match AB offer (2)	(52)	—	—%		—%	(52)	—	—	—	—	(52)
Saudi Arabia Customs Assessments (4)	—	(246)	+100%		+100%	246	—	—	—	—	246
Adjusted Operating Income	$ 3,224	$ 3,473	(7.2)%		1.6%	(249)	(299)	(6)	142	(17)	(69)
Adjusted Operating Income Margin	41.2%	44.3%	(3.1)pp	(1.5)	pp
(1) Favorable Cost/Other variance includes a reduction in net revenues of $246 million in 2021 related to the Saudi Arabia customs assessments.
(2) Included in Marketing, Administration and Research Costs above.
(3) Included in Cost of Sales ($20 million) and Marketing, Administration and Research Costs ($60 million) above.
(4) Included in Net Revenues above.
Net revenues increased by 8.7%, excluding currency and acquisitions, mainly reflecting: favorable volume/mix, primarily driven by higher heated tobacco unit volume, device volume and cigarette volume, partly offset by unfavorable device mix and cigarette mix; a favorable comparison related to the Saudi Arabia customs assessments of $246 million in 2021, shown in "Cost/Other"; and a favorable pricing variance, driven by higher combustible tobacco pricing, partly offset by lower device pricing. Adjusted net revenues increased by 5.3% on an organic basis.
During the quarter, Russia and Ukraine accounted for around 8% of PMI's total net revenues. Pro forma adjusted net revenues increased by 6.2% on an organic basis, as detailed in Schedule 11.

Operating income increased by 8.0%, excluding currency and acquisitions, notably reflecting: a favorable comparison versus the prior year period related to the Saudi Arabia customs assessments (as noted above for net revenues) and asset impairment and exit costs, partly offset by 2022 charges related to the war in Ukraine and 2022 costs associated with the Swedish Match AB offer.
Adjusted operating income increased by 1.6% on an organic basis, primarily reflecting: a favorable pricing variance, partly offset by higher manufacturing costs (mainly due to higher logistics costs and other inflationary impacts, partially offset by productivity). Volume/mix was slightly unfavorable, reflecting unfavorable cigarette mix, heated tobacco unit mix and device mix, as well as the unfavorable impact on profitability of higher device volume, partly offset by higher heated tobacco unit volume and cigarette volume. Adjusted operating income margin decreased by 1.5 points on an organic basis.
Pro forma adjusted operating income increased by 1.6% on an organic basis, while pro forma adjusted operating income margin decreased by 1.9 points, on the same basis, as detailed in Schedule 11. The margin decline primarily reflected the impact of significantly higher device sales; the growth of IQOS ILUMA (with its higher initial unit cost for devices and consumables); the temporary adverse timing impact related to heated tobacco unit shipments to Japan; and inflation in certain elements of the company's supply chain, which was also exacerbated by the impact of the war in Ukraine. The decline also reflected a challenging prior year comparison, which included substantial productivity savings.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 15,578	$ 15,179	2.6%	8.8%	399	(1,091)	149	250	827	264
Saudi Arabia Customs Assessments	—	(246)	+100%	+100%	246	—	—	—	—	246
Adjusted Net Revenues	$ 15,578	$ 15,425	1.0%	7.1%	153	(1,091)	149	250	827	18

Net Revenues (1)	$ 15,578	$ 15,179	2.6%	8.8%	399	(1,091)	149	250	827	264
Cost of Sales	(5,256)	(4,627)	(13.6)%	(16.8)%	(629)	241	(93)	—	(580)	(197)
Marketing, Administration and Research Costs	(3,894)	(3,942)	1.2%	(0.5)%	48	136	(69)	—	—	(19)
Amortization of Intangibles	(74)	(37)	-(100)%	—%	(37)	—	(37)	—	—	—
Operating Income	$ 6,354	$ 6,573	(3.3)%	8.3%	(219)	(714)	(50)	250	247	48
Asset Impairment & Exit Costs (2)	—	(127)	+100%	+100%	127	—	—	—	—	127
Amortization of Intangibles	(74)	(37)	-(100)%	—%	(37)	—	(37)	—	—	—
Charges related to the war in Ukraine (3)	(122)	—	—%	—%	(122)	—	—	—	—	(122)
Costs associated with Swedish Match AB offer (2)	(52)	—	—%	—%	(52)	—	—	—	—	(52)
Saudi Arabia Customs Assessments (4)	—	(246)	+100%	+100%	246	—	—	—	—	246
Adjusted Operating Income	$ 6,602	$ 6,983	(5.5)%	5.0%	(381)	(714)	(13)	250	247	(151)

Adjusted Operating Income Margin	42.4%	45.3%	(2.9)pp	(0.9)pp
(1) Favorable Cost/Other variance includes a reduction in net revenues of $246 million in 2021 related to the Saudi Arabia customs assessments.
(2) Included in Marketing, Administration and Research Costs above.
(3) Included in Cost of Sales ($46 million) and Marketing, Administration and Research Costs ($76 million) above.
(4) Included in Net Revenues above.
Net revenues increased by 8.8%, excluding currency and acquisitions, mainly reflecting: favorable volume/mix, primarily driven by higher heated tobacco unit volume, device volume and cigarette volume, partly offset by unfavorable cigarette mix and device mix; a favorable pricing variance, driven by higher combustible tobacco pricing, partly offset by lower device pricing; and a favorable comparison related to the Saudi Arabia customs assessments of $246 million in 2021, shown in "Cost/Other". Adjusted net revenues increased by 7.1% on an organic basis.
During the first half, Russia and Ukraine accounted for around 7% of PMI's total net revenues. Pro forma adjusted net revenues increased by 8.1% on an organic basis, as detailed in Schedule 11.
Operating income increased by 8.3%, excluding currency and acquisitions, notably reflecting: a favorable comparison versus the prior year period related to the Saudi Arabia customs assessments (as noted above for net revenues) and asset impairment and exit costs, partly offset by 2022 charges related to the war in Ukraine and 2022 costs associated with the Swedish Match AB offer.
Adjusted operating income increased by 5.0% on an organic basis, reflecting: a favorable pricing variance; and favorable volume/mix, primarily driven by higher heated tobacco unit volume and cigarette volume, partly offset by unfavorable cigarette mix, heated tobacco unit mix and device mix, as well as the unfavorable impact on profitability of higher device volume; partially offset by higher manufacturing costs (primarily due to higher logistics costs and other inflationary impacts, partly offset by productivity). Adjusted operating income margin decreased by 0.9 points on an organic basis.
Pro forma adjusted operating income increased by 5.4% on an organic basis, while pro forma adjusted operating income margin decreased by 1.1 points, on the same basis, as detailed in Schedule 11. The margin decline primarily reflects the same factors as in the quarter.
EUROPEAN UNION REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,143	$ 3,149	(0.2)%	10.1%	(6)	(327)	3	(35)	353	—

Operating Income	$ 1,519	$ 1,641	(7.4)%	7.5%	(122)	(245)	—	(35)	221	(63)
Asset Impairment & Exit Costs	—	(35)	+100%	+100%	35	—	—	—	—	35
Amortization of Intangibles	(9)	(9)	—%	—%	—	—	—	—	—	—
Costs associated with Swedish Match AB offer	(23)	—	—%	—%	(23)	—	—	—	—	(23)
Adjusted Operating Income	$ 1,551	$ 1,685	(8.0)%	6.6%	(134)	(245)	—	(35)	221	(75)
Adjusted Operating Income Margin	49.3%	53.5%	(4.2)pp	(1.7)pp
Net revenues increased by 10.1% on an organic basis, reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume and device volume, partly offset by lower cigarette volume; partially offset by an unfavorable pricing variance, primarily reflecting lower device pricing, partly offset by higher combustible pricing.
Operating income increased by 7.5%, excluding currency and acquisitions, primarily reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume, partly offset by lower cigarette volume; partially offset by higher marketing, administration and research costs; an unfavorable pricing variance; and higher manufacturing costs (primarily due to inflationary impacts).
Adjusted operating income increased by 6.6% on an organic basis. Adjusted operating income margin decreased by 1.7 points on the same basis.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 6,155	$ 6,058	1.6%	10.3%	97	(533)	7	(30)	653	—

Operating Income	$ 3,046	$ 3,131	(2.7)%	9.8%	(85)	(390)	(2)	(30)	429	(92)
Asset Impairment & Exit Costs	—	(44)	+100%	+100%	44	—	—	—	—	44
Amortization of Intangibles	(18)	(18)	—%	—%	—	—	—	—	—	—
Costs associated with Swedish Match AB offer	(23)	—	—%	—%	(23)	—	—	—	—	(23)
Adjusted Operating Income	$ 3,087	$ 3,193	(3.3)%	9.0%	(106)	(390)	(2)	(30)	429	(113)
Adjusted Operating Income Margin	50.2%	52.7%	(2.5)pp	(0.6)pp
Net revenues increased by 10.3% on an organic basis, reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume and device volume, partly offset by lower cigarette volume, unfavorable cigarette mix, and unfavorable heated tobacco unit mix; partially offset by an unfavorable pricing variance, mainly due to lower device pricing and heated tobacco unit pricing, partly offset by higher combustible pricing.
Operating income increased by 9.8%, excluding currency and acquisitions, primarily reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume, partly offset by lower cigarette volume, unfavorable cigarette mix and unfavorable heated tobacco unit mix; partially offset by higher marketing, administration and research costs; higher manufacturing costs (primarily due to inflationary impacts); and an unfavorable pricing variance.
Adjusted operating income increased by 9.0% on an organic basis. Adjusted operating income margin decreased by 0.6 points on the same basis.

Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	Second-Quarter			Six Months Year-to-Date
			Change			Change
	2022	2021	% / pp	2022	2021	% / pp
Total Market (billion units)	126.4	122.2	3.4%	235.9	228.7	3.2%

PMI Shipment Volume (million units)
Cigarettes	41,276	41,504	(0.5)%	77,720	78,273	(0.7)%
Heated Tobacco Units	9,353	6,921	35.1%	17,919	13,347	34.3%
Total EU	50,629	48,425	4.6%	95,639	91,620	4.4%

PMI Market Share
Marlboro	16.0%	16.6%	(0.6)	16.1%	16.8%	(0.7)
L&M	5.4%	5.6%	(0.2)	5.4%	5.7%	(0.3)
Chesterfield	5.6%	5.4%	0.2	5.6%	5.5%	0.1
Philip Morris	2.0%	2.2%	(0.2)	2.1%	2.2%	(0.1)
Heated Tobacco Units	7.1%	5.5%	1.6	7.3%	5.5%	1.8
Others	3.0%	3.1%	(0.1)	3.0%	3.0%	—
Total EU	39.1%	38.4%	0.7	39.6%	38.8%	0.8
Note: Sum may not foot due to roundings.

Second-Quarter
The estimated total market in the EU increased by 3.4% to 126.4 billion units, primarily driven by:
•Italy, up by 5.5%, mainly reflecting the impact on adult smoker average daily consumption of the easing of pandemic-related measures;
•Poland, up by 18.5%, primarily reflecting a lower estimated prevalence of illicit trade, as well as higher border sales due to the easing of pandemic-related measures; and
•Spain, up by 9.2%, mainly reflecting the impact of increased in-bound tourism, coupled with higher border sales due to the easing of pandemic-related measures;
partly offset by
•the U.K., down by 17.6%, notably reflecting the impact of increased out-bound tourism compared to the pandemic-affected prior year period.
PMI's total shipment volume increased by 4.6% to 50.6 billion units, mainly driven by:
•Italy, up by 10.6%, primarily reflecting the higher total market and a higher market share driven by heated tobacco units; and
•Poland, up by 20.1%, mainly reflecting the higher total market and a higher market share driven by heated tobacco units.
Six Months Year-to-Date
The estimated total market in the EU increased by 3.2% to 235.9 billion units, primarily driven by:
•Italy, up by 5.4%, mainly reflecting the same factor as in the quarter;
•Poland, up by 18.6%, primarily reflecting the same factors as in the quarter; and
•Spain, up by 7.0%, mainly reflecting the same factors as in the quarter;

partly offset by
•Germany, down by 5.4%, primarily reflecting the impact of excise tax-driven price increases and higher cross-border (non-domestic) purchases due to the easing of pandemic-related measures; and
•the U.K., down by 11.2%, primarily reflecting the same factor as in the quarter.
PMI's total shipment volume increased by 4.4% to 95.6 billion units, mainly driven by:
•Italy, up by 5.9%, primarily reflecting the same factors as in the quarter; and
•Poland, up by 20.4%, mainly reflecting the same factors as in the quarter.
EASTERN EUROPE REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 898	$ 895	0.3%	(1.7)%	3	18	—	89	(104)	—

Operating Income	$ 291	$ 314	(7.3)%	(25.2)%	(23)	56	—	89	(69)	(99)
Asset Impairment & Exit Costs	—	(7)	+100%	+100%	7	—	—	—	—	7
Amortization of Intangibles	—	(1)	+100%	+100%	1	—	—	—	—	1
Charges related to the war in Ukraine	(80)	—	—%	—%	(80)	—	—	—	—	(80)
Costs associated with Swedish Match AB offer	(6)	—	—%	—%	(6)	—	—	—	—	(6)
Adjusted Operating Income	$ 377	$ 322	17.1%	(0.3)%	55	56	—	89	(69)	(21)
Adjusted Operating Income Margin	42.0%	36.0%	6.0pp	0.5pp
Net revenues decreased by 1.7% on an organic basis, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume and heated tobacco unit volume; partly offset by a favorable pricing variance, primarily driven by higher combustible pricing. During the quarter, Russia and Ukraine accounted for around 68% of PMI's total net revenues in the Region. Pro forma net revenues increased by 5.7% on an organic basis, as detailed in Schedule 11.
Operating income decreased by 25.2%, excluding currency and acquisitions, primarily reflecting 2022 charges related to the war in Ukraine.
Adjusted operating income decreased by 0.3% on an organic basis, mainly reflecting: unfavorable volume/mix, primarily due to the same factors as for net revenues; and higher manufacturing costs; partly offset by a favorable pricing variance. Adjusted operating income margin increased by 0.5 points on an organic basis.
On an organic basis, pro forma adjusted operating income and adjusted operating income margin increased by 6.3% and 0.2 points, respectively, as detailed in Schedule 11.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,624	$ 1,691	(4.0)%	(0.8)%	(67)	(54)	—	125	(138)	—

Operating Income	$ 435	$ 575	(24.3)%	(23.7)%	(140)	(4)	—	125	(95)	(166)
Asset Impairment & Exit Costs	—	(9)	+100%	+100%	9	—	—	—	—	9
Amortization of Intangibles	(1)	(1)	—%	—%	—	—	—	—	—	—
Charges related to the war in Ukraine	(122)	—	—%	—%	(122)	—	—	—	—	(122)
Costs associated with Swedish Match AB offer	(6)	—	—%	—%	(6)	—	—	—	—	(6)
Adjusted Operating Income	$ 564	$ 585	(3.6)%	(2.9)%	(21)	(4)	—	125	(95)	(47)
Adjusted Operating Income Margin	34.7%	34.6%	0.1pp	(0.8)pp
Net revenues decreased by 0.8% on an organic basis, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume, lower heated tobacco unit volume and unfavorable cigarette mix; largely offset by a favorable pricing variance, primarily driven by higher combustible pricing. During the first six months of 2022, Russia and Ukraine accounted for around 67% of PMI's total net revenues in the Region. Pro forma net revenues increased by 8.1% on an organic basis, as detailed in Schedule 11.
Operating income decreased by 23.7%, excluding currency and acquisitions, primarily reflecting 2022 charges related to the war in Ukraine.
Adjusted operating income decreased by 2.9% on an organic basis, primarily reflecting: unfavorable volume/mix, mainly due to the same factors as for net revenues; higher manufacturing costs; and higher marketing, administration and research costs; partly offset by a favorable pricing variance. Adjusted operating income margin decreased by 0.8 points on an organic basis.
Pro forma adjusted operating income increased by 6.2% on an organic basis, while pro forma adjusted operating income margin decreased by 0.7 points, on the same basis, as detailed in Schedule 11.

Total Market, PMI Shipment & Market Share Commentaries
Given the company's intention to exit the Russian market and the impact of the war in Ukraine on business operations in the country, PMI's references to the total market estimate for the Eastern Europe Region exclude Russia and Ukraine.
The company's reported shipment volume, presented in the table below, includes Russia and Ukraine.

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes	20,633	22,785	(9.4)%	39,147	42,751	(8.4)%
Heated Tobacco Units	5,922	6,840	(13.4)%	11,788	12,475	(5.5)%
Total Eastern Europe	26,555	29,625	(10.4)%	50,935	55,226	(7.8)%

Second-Quarter
The pro forma estimated total market in Eastern Europe decreased, mainly due to:
•Kazakhstan, down by 4.7%. Excluding the net unfavorable impact of estimated trade inventory movements, total in-market sales volume increased by 2.7%, notably reflecting the impact of population inflow;
partly offset by
•Southeast Europe, up by 11.0%, mainly reflecting increased in-bound travel, the impact on adult smoker average daily consumption of the easing of pandemic-related measures and a lower estimated prevalence of illicit trade.
PMI's total shipment volume decreased by 10.4% to 26.6 billion units, primarily due to:
•Russia, down by 4.5%, due to cigarettes and heated tobacco units; and
•Ukraine, down by 48.3%, due to cigarettes and heated tobacco units.
During the quarter, Russia and Ukraine accounted for around 71% of PMI's total shipment volume in the Region. Pro forma total shipment volume, excluding Russia and Ukraine, decreased by 3.4%, as detailed in Appendix 4.
Six Months Year-to-Date
The pro forma estimated total market in Eastern Europe decreased, mainly due to:
•Central Asia, down by 10.9%, primarily reflecting a higher estimated prevalence of illicit trade following excise tax-driven price increases in July 2021;
partly offset by
•Southeast Europe, up by 10.6%, mainly reflecting the same factors as in the quarter.
PMI's total shipment volume decreased by 7.8% to 50.9 billion units, primarily due to:
•Russia, down by 7.1%, due to cigarettes and heated tobacco units; and
•Ukraine, down by 25.5%, due to cigarettes and heated tobacco units.
During the first six months of 2022, Russia and Ukraine accounted for around 72% of PMI's total shipment volume in the Region. Pro forma total shipment volume, excluding Russia and Ukraine, increased by 0.2%, as detailed in Appendix 4.

MIDDLE EAST & AFRICA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,006	$ 560	79.6%	87.7%	446	(45)	—	20	221	250
Saudi Arabia Customs Assessments	—	(246)	+100%	+100%	246	—	—	—	—	246
Adjusted Net Revenues	$ 1,006	$ 806	24.8%	30.4%	200	(45)	—	20	221	4

Net Revenues (1)	$ 1,006	$ 560	79.6%	87.7%	446	(45)	—	20	221	250

Operating Income	$ 498	$ 16	+100%	+100%	482	(4)	—	20	182	284
Asset Impairment & Exit Costs	—	(8)	+100%	+100%	8	—	—	—	—	8
Amortization of Intangibles	(2)	(2)	—%	—%	—	—	—	—	—	—
Saudi Arabia Customs Assessments	—	(246)	+100%	+100%	246	—	—	—	—	246
Costs associated with Swedish Match AB offer	(6)	—	—%	—%	(6)	—	—	—	—	(6)
Adjusted Operating Income	$ 506	$ 272	86.0%	87.5%	234	(4)	—	20	182	36
Adjusted Operating Income Margin	50.3%	33.7%	16.6pp	14.8pp
Net revenues increased by 87.7%, excluding currency and acquisitions, notably reflecting a favorable comparison related to the Saudi Arabia customs assessments of $246 million in 2021, shown in "Cost/Other".
Adjusted net revenues increased by 30.4% on an organic basis, as detailed above, reflecting: favorable volume/mix, mainly driven by higher cigarette volume, higher heated tobacco unit volume and favorable cigarette mix; and a favorable pricing variance, driven by combustible pricing.
Operating income increased by +100%, excluding currency and acquisitions, notably reflecting a favorable comparison related to the Saudi Arabia customs assessments in 2021 (as noted above for net revenues).
Adjusted operating income increased by 87.5% on an organic basis, primarily reflecting: favorable volume/mix, mainly driven by the same factors as for net revenues; lower marketing, administration and research costs; and a favorable pricing variance. Adjusted operating income margin increased by 14.8 points on an organic basis.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,997	$ 1,361	46.7%	61.0%	636	(194)	—	183	386	261
Saudi Arabia Customs Assessments	—	(246)	+100%	+100%	246	—	—	—	—	246
Adjusted Net Revenues	$ 1,997	$ 1,607	24.3%	36.3%	390	(194)	—	183	386	15

Net Revenues	$ 1,997	$ 1,361	46.7%	61.0%	636	(194)	—	183	386	261

Operating Income	$ 1,019	$ 351	+100%	+100%	668	(119)	—	183	307	297
Asset Impairment & Exit Costs	—	(10)	+100%	+100%	10	—	—	—	—	10
Amortization of Intangibles	(4)	(4)	—%	—%	—	—	—	—	—	—
Saudi Arabia Customs Assessments	—	(246)	+100%	+100%	246	—	—	—	—	246
Costs associated with Swedish Match AB offer	(6)	—	—%	—%	(6)	—	—	—	—	(6)
Adjusted Operating Income	$ 1,029	$ 611	68.4%	87.9%	418	(119)	—	183	307	47
Adjusted Operating Income Margin	51.5%	38.0%	13.5pp	14.4pp
Net revenues increased by 61.0%, excluding currency and acquisitions, notably reflecting a favorable comparison related to the Saudi Arabia customs assessments of $246 million in 2021, shown in "Cost/Other".
Adjusted net revenues increased by 36.3% on an organic basis, as detailed above, reflecting: favorable volume/mix, primarily driven by higher cigarette volume, higher heated tobacco unit volume and favorable cigarette mix; and a favorable pricing variance, mainly driven by combustible pricing.
Operating income increased by +100%, excluding currency and acquisitions, notably reflecting a favorable comparison related to the Saudi Arabia customs assessments in 2021 (as noted above for net revenues).
Adjusted operating income increased by 87.9% on an organic basis, mainly reflecting: favorable volume/mix, primarily driven by the same factors as for net revenues; a favorable pricing variance; and lower marketing, administration and research costs; partly offset by higher manufacturing costs. Adjusted operating income margin increased by 14.4 points on an organic basis.

Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes	34,544	30,347	13.8%	64,015	57,989	10.4%
Heated Tobacco Units	1,158	512	+100%	2,055	908	+100%
Total Middle East & Africa	35,702	30,859	15.7%	66,070	58,897	12.2%

Second-Quarter
The estimated total market in the Middle East & Africa increased, mainly driven by:
•International Duty Free, up by 60.1%, primarily reflecting the impact of reduced government travel restrictions and increased passenger traffic in certain geographies; and
•Turkey, up by 2.4%, mainly reflecting the impact on adult smoker average daily consumption of the easing of pandemic-related measures, coupled with increased in-bound tourism, partly offset by a higher estimated prevalence of illicit trade;
partly offset by
•South Africa, down by 20.9%, primarily reflecting a higher estimated prevalence of illicit trade.
PMI's total shipment volume increased by 15.7% to 35.7 billion units, mainly driven by:
•PMI Duty Free, up by +100%, or by 66.9% excluding the net favorable impact of estimated distributor inventory movements (primarily due to cigarettes, as described in the "Impact of Inventory Movements" section on page 9), reflecting the higher total market and a higher market share; and
•Turkey, up by 7.4%, primarily reflecting a higher market share, driven by cigarettes, and the higher total market.
Excluding the net favorable impact of estimated distributor inventory movements, PMI's total in-market sales volume increased by 10.9%.
Six Months Year-to-Date
The estimated total market in the Middle East & Africa increased, mainly driven by:
•International Duty Free, up by 45.9%, reflecting the same factors as in the quarter;
partly offset by
•Algeria, down by 17.7%, or by 8.4% excluding the net unfavorable impact of estimated trade inventory movements, primarily reflecting industry supply chain disruptions.
PMI's total shipment volume increased by 12.2% to 66.1 billion units, mainly driven by:
•PMI Duty Free, up by +100%, or by 55.2% excluding the net favorable impact of estimated distributor inventory movements (primarily due to cigarettes, as described in the "Impact of Inventory Movements" section on page 10), reflecting the same factors as in the quarter; and
•Turkey, up by 4.3%, primarily reflecting a higher market share driven by cigarettes.

Excluding the net favorable impact of estimated distributor inventory movements, PMI's total in-market sales volume increased by 7.6%.
SOUTH & SOUTHEAST ASIA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,034	$ 1,046	(1.1)%	2.6%	(12)	(39)	—	17	10	—

Operating Income	$ 306	$ 331	(7.6)%	(0.9)%	(25)	(22)	—	17	(36)	16
Asset Impairment & Exit Costs	—	(10)	+100%	+100%	10	—	—	—	—	10
Amortization of Intangibles	(5)	(4)	(25.0)%	(25.0)%	(1)	—		—	—	(1)
Costs associated with Swedish Match AB offer	(5)	—	—%	—%	(5)	—		—	—	(5)
Adjusted Operating Income	$ 316	$ 345	(8.4)%	(2.0)%	(29)	(22)	—	17	(36)	12

Adjusted Operating Income Margin	30.6%	33.0%	(2.4)pp	(1.5)pp
Net revenues increased by 2.6% on an organic basis, reflecting: a favorable pricing variance, driven by combustible pricing; and favorable volume/mix, primarily driven by favorable cigarette mix, partly offset by lower cigarette volume.
Operating income decreased by 0.9%, excluding currency and acquisitions, primarily reflecting: unfavorable volume/mix, mainly due to lower cigarette volume; partly offset by a favorable pricing variance; and lower marketing, administration and research costs.
Adjusted operating income decreased by 2.0% on an organic basis. Adjusted operating income margin decreased by 1.5 points on the same basis.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,157	$ 2,219	(2.8)%	0.9%	(62)	(83)	—	(128)	149	—

Operating Income	$ 751	$ 860	(12.7)%	(7.2)%	(109)	(47)	—	(128)	51	15
Asset Impairment & Exit Costs	—	(13)	+100%	+100%	13	—	—	—	—	13
Amortization of Intangibles	(9)	(8)	(12.5)%	(12.5)%	(1)	—	—	—	—	(1)
Costs associated with Swedish Match AB offer	(5)	—	—%	—%	(5)	—	—	—	—	(5)
Adjusted Operating Income	$ 765	$ 881	(13.2)%	(7.8)%	(116)	(47)	—	(128)	51	8

Adjusted Operating Income Margin	35.5%	39.7%	(4.2)pp	(3.4)pp
Net revenues increased by 0.9% on an organic basis, reflecting: favorable volume/mix, primarily driven by higher cigarette volume and favorable cigarette mix; partly offset by an unfavorable pricing variance, mainly due to combustible pricing.
Operating income decreased by 7.2%, excluding currency and acquisitions, primarily reflecting: an unfavorable pricing variance; partly offset by favorable volume/mix, mainly driven by higher cigarette volume; and lower marketing, administration and research costs.
Adjusted operating income decreased by 7.8% on an organic basis. Adjusted operating income margin decreased by 3.4 points on the same basis.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes	34,754	35,321	(1.6)%	72,215	70,209	2.9%
Heated Tobacco Units	96	39	+100%	190	72	+100%
Total South & Southeast Asia	34,850	35,360	(1.4)%	72,405	70,281	3.0%

Second-Quarter
The estimated total market in South & Southeast Asia increased, mainly driven by:
•India, up by 25.0%, primarily reflecting a favorable comparison versus the prior year period, during which pandemic-related restrictions impacted the movement of certain products, including tobacco; and
•Indonesia, up by 6.6%, mainly reflecting the impact on adult smoker consumption of the easing of pandemic-related measures, which drove growth in the tax-advantaged 'below tier one' segment;
partly offset by

•the Philippines, down by 16.5%, primarily reflecting the impact of first-quarter 2022 excise tax-driven price increases and related trade inventory movements.
PMI's total shipment volume decreased by 1.4% to 34.9 billion units, mainly due to:
•the Philippines, down by 17.7%, primarily reflecting the lower total market and a lower market share for cigarettes;
partly offset by
•Indonesia, up by 6.2%, primarily reflecting the higher total market, partly offset by a lower market share (mainly due to adult smoker down-trading to the 'below tier one' segment as a result of significantly lower retail prices, partly offset by share growth for PMI's premium and hand-rolled portfolio).
Six Months Year-to-Date
The estimated total market in South & Southeast Asia increased, mainly driven by:
•India, up by 15.6%, primarily reflecting the same factor as in the quarter; and
•Indonesia, up by 6.2%, mainly reflecting the same factor as in the quarter;
partly offset by
•Bangladesh, down by 10.1%, primarily reflecting the impact of pandemic-related restrictions on mobility during February 2022; and
•Thailand, down by 13.0%, mainly reflecting the impact of excise tax-driven price increases.
PMI's total shipment volume increased by 3.0% to 72.4 billion units, mainly driven by:
•India, up by 78.0%, primarily reflecting a higher market share (driven by geographic expansion) and the higher total market; and
•Indonesia, up by 5.7%, mainly reflecting the higher total market, partly offset by a lower market share (mainly due to the same factors as in the quarter);
partly offset by
•Thailand, down by 9.5%, primarily reflecting the lower total market, partly offset by a higher market share for cigarettes.

EAST ASIA & AUSTRALIA REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,206	$ 1,514	(20.3)%	(12.9)%	(308)	(112)	—	27	(223)	—

Operating Income	$ 346	$ 715	(51.6)%	(39.3)%	(369)	(88)	—	27	(316)	8
Asset Impairment & Exit Costs	—	(15)	+100%	+100%	15	—	—	—	—	15
Amortization of Intangibles	—	—	—%	—%	—	—	—	—	—	—
Costs associated with Swedish Match AB offer	(10)	—	—%	—%	(10)	—	—	—	—	(10)
Adjusted Operating Income	$ 356	$ 730	(51.2)%	(39.2)%	(374)	(88)	—	27	(316)	3

Adjusted Operating Income Margin	29.5%	48.2%	(18.7)pp	(14.5)pp
Net revenues decreased by 12.9% on an organic basis, reflecting: unfavorable volume/mix, mainly due to lower heated tobacco unit volume (primarily in Japan, as the company manages temporary production and supply chain impacts, described earlier), as well as lower cigarette volume, unfavorable cigarette mix and unfavorable device mix, partly offset by higher device volume; partially offset by a favorable pricing variance, primarily driven by higher combustible pricing, partly offset by lower heated tobacco unit pricing and device pricing.
Operating income decreased by 39.3%, excluding currency and acquisitions, mainly reflecting: unfavorable volume/mix, primarily due to lower heated tobacco unit volume, as well as lower cigarette volume, the unfavorable impact on profitability of higher device volume, and unfavorable mix for cigarettes, heated tobacco units and devices; and higher manufacturing costs (mainly due to higher logistics costs); partly offset by a favorable pricing variance; and lower marketing, administration and research costs.
Adjusted operating income decreased by 39.2% on an organic basis. Adjusted operating income margin decreased by 14.5 points on the same basis. The margin decline notably reflected the impact of: higher device sales; the growth of IQOS ILUMA within the Region's smoke-free product portfolio mix, with its higher initial unit cost of devices and consumables; the timing of heated tobacco unit shipments to Japan; and higher logistics costs, including costs related to the use of air freight to Japan to support: (i) the strong up-take of IQOS ILUMA and TEREA consumables, and (ii) the re-sourcing of select cigarette brands due to the war in Ukraine.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,610	$ 2,986	(12.6)%	(5.3)%	(376)	(218)	—	57	(215)	—

Operating Income	$ 917	$ 1,410	(35.0)%	(23.9)%	(493)	(156)	—	57	(437)	43
Asset Impairment & Exit Costs	—	(46)	+100%	+100%	46	—	—	—	—	46
Amortization of Intangibles	(1)	(1)	—%	—%	—	—	—	—	—	—
Costs associated with Swedish Match AB offer	(10)	—	—%	—%	(10)	—	—	—	—	(10)
Adjusted Operating Income	$ 928	$ 1,457	(36.3)%	(25.6)%	(529)	(156)	—	57	(437)	7

Adjusted Operating Income Margin	35.6%	48.8%	(13.2)pp	(10.5)pp
Net revenues decreased by 5.3% on an organic basis, reflecting: unfavorable volume/mix, mainly due to lower heated tobacco unit volume (primarily in Japan, reflecting the same factors as in the quarter), as well as lower cigarette volume, unfavorable cigarette mix and unfavorable device mix, partly offset by higher device volume; partially offset by a favorable pricing variance, primarily driven by higher combustible pricing, partly offset by lower device pricing.
Operating income decreased by 23.9%, excluding currency and acquisitions, mainly reflecting: unfavorable volume/mix, primarily due to lower heated tobacco unit volume, as well as lower cigarette volume, the unfavorable impact on profitability of higher device volume, and unfavorable mix for cigarettes, heated tobacco units and devices; and higher manufacturing costs (mainly due to higher logistics costs); partly offset by a favorable pricing variance; and lower marketing, administration and research costs.
Adjusted operating income decreased by 25.6% on an organic basis. Adjusted operating income margin decreased by 10.5 points on the same basis. The margin decline notably reflected the impact of the same factors as in the quarter.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes	10,391	10,968	(5.3)%	21,944	22,330	(1.7)%
Heated Tobacco Units	8,186	9,904	(17.3)%	17,474	19,043	(8.2)%
Total East Asia & Australia	18,577	20,872	(11.0)%	39,418	41,373	(4.7)%

Second-Quarter
The estimated total market in East Asia & Australia, excluding China, decreased, mainly due to:
•Japan, down by 1.7%, primarily reflecting the impact of the October 2021 excise tax-driven price increase; and

•Taiwan, down by 4.7%, or by 2.3% excluding the net unfavorable impact of estimated trade inventory movements, mainly reflecting the impact of pandemic-related measures;
partly offset by
•South Korea, up by 3.5%, primarily reflecting the impact on adult smoker average daily consumption of the easing of pandemic-related measures.
PMI's total shipment volume decreased by 11.0% to 18.6 billion units, mainly due to:
•Japan, down by 15.0%. Excluding the net unfavorable impact of estimated distributor inventory movements (primarily due to heated tobacco units, as described in the "Impact of Inventory Movements" section on page 9) total in-market sales volume increased by 4.1%, reflecting a higher market share (driven by heated tobacco units), partly offset by the lower total market.
Excluding the net unfavorable impact of estimated distributor inventory movements, PMI's total in-market sales volume increased by 2.2%.
Six Months Year-to-Date
The estimated total market in East Asia & Australia, excluding China, decreased, mainly due to:
•Japan, down by 2.5%, primarily reflecting the same factor as in the quarter; and
•Taiwan, down by 6.4%, or by 2.4% excluding the net unfavorable impact of estimated trade inventory movements, mainly reflecting the same factor as in the quarter;
partly offset by
•South Korea, up by 1.9%, primarily reflecting the same factor as in the quarter.
PMI's total shipment volume decreased by 4.7% to 39.4 billion units, mainly due to:
•Japan, down by 6.0%. Excluding the net unfavorable impact of estimated distributor inventory movements (primarily due to heated tobacco units, as described in the "Impact of Inventory Movements" section on page 10), total in-market sales volume increased by 2.1%, primarily reflecting the same factor as in the quarter.
Excluding the net unfavorable impact of estimated distributor inventory movements, PMI's total in-market sales volume increased by 0.7%.

AMERICAS REGION
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 469	$ 430	9.1%	8.1%	39	4	—	24	8	3

Operating Income	$ 130	$ 112	16.1%	12.5%	18	4	—	24	1	(11)
Asset Impairment & Exit Costs	—	(4)	+100%	+100%	4	—	—	—	—	4
Amortization of Intangibles	(2)	(3)	33.3%	33.3%	1	—	—	—	—	1
Costs associated with Swedish Match AB offer	(2)	—	—%	—%	(2)	—	—	—	—	(2)
Adjusted Operating Income	$ 134	$ 119	12.6%	9.2%	15	4	—	24	1	(14)

Adjusted Operating Income Margin	28.6%	27.7%	0.9pp	0.3pp

Net revenues increased by 8.1% on an organic basis, primarily reflecting: a favorable pricing variance, driven by combustible pricing; and favorable volume/mix, driven by higher cigarette volume, partly offset by unfavorable cigarette mix.
Operating income increased by 12.5%, excluding currency and acquisitions, mainly reflecting: a favorable pricing variance; partly offset by higher manufacturing costs (primarily due to inflationary impacts); and higher marketing, administration and research costs. Volume/mix was slightly favorable, reflecting higher cigarette volume, largely offset by unfavorable cigarette mix.
Adjusted operating income increased by 9.2% on an organic basis. Adjusted operating income margin increased by 0.3 points on the same basis.
Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 893	$ 864	3.4%	4.4%	29	(9)	—	43	(8)	3

Operating Income	$ 251	$ 246	2.0%	1.2%	5	2	—	43	(8)	(32)
Asset Impairment & Exit Costs	—	(5)	+100%	+100%	5	—	—	—	—	5
Amortization of Intangibles	(4)	(5)	20.0%	20.0%	1	—	—	—	—	1
Costs associated with Swedish Match AB offer	(2)	—	—%	—%	(2)	—	—	—	—	(2)
Adjusted Operating Income	$ 257	$ 256	0.4%	(0.4)%	1	2	—	43	(8)	(36)

Adjusted Operating Income Margin	28.8%	29.6%	(0.8)pp	(1.3)pp

Net revenues increased by 4.4% on an organic basis, primarily reflecting: a favorable pricing variance, driven by combustible pricing; partly offset by unfavorable volume/mix, mainly due to unfavorable cigarette mix, partially offset by higher cigarette volume.
Operating income increased by 1.2%, excluding currency and acquisitions, mainly reflecting: a favorable pricing variance; largely offset by higher manufacturing costs (primarily due to inflationary impacts); higher marketing, administration and research costs; and unfavorable volume/mix, mainly due to the same factors as for net revenues.
Adjusted operating income decreased by 0.4% on an organic basis. Adjusted operating income margin decreased by 1.3 points on the same basis.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Second-Quarter			Six Months Year-to-Date
(million units)	2022	2021	Change	2022	2021	Change
Cigarettes	16,080	15,213	5.7%	30,875	30,098	2.6%
Heated Tobacco Units	106	140	(24.3)%	214	245	(12.7)%
Total Americas	16,186	15,353	5.4%	31,089	30,343	2.5%

Second-Quarter
The estimated total market in Americas, excluding the U.S., increased, primarily driven by:
•Argentina, up by 10.2%, mainly reflecting a favorable comparison due to the impact on adult smoker average daily consumption of strict pandemic-related measures implemented during the second quarter of 2021; and
•Brazil, up by 12.8%, primarily reflecting a lower estimated prevalence of illicit trade;
partly offset by
•Canada, down by 19.6%, notably reflecting out-switching from cigarettes to e-vapor products.
PMI's total shipment volume increased by 5.4% to 16.2 billion units, mainly driven by:
•Argentina, up by 4.3%, primarily reflecting the higher total market, partly offset by a lower market share due to adult smoker down-trading to ultra-low-price brands produced by local manufacturers; and
•Brazil, up by 18.4%, mainly reflecting the higher total market and a higher market share driven by Chesterfield.
Six Months Year-to-Date
The estimated total market in Americas, excluding the U.S., increased, primarily driven by:
•Argentina, up by 4.6% mainly reflecting the same factor as in the quarter; and
•Brazil, up by 8.4%, primarily reflecting the same factor as in the quarter;
partly offset by
•Canada, down by 15.9%, notably reflecting the impact of price increases and out-switching from cigarettes to e-vapor products.

PMI's total shipment volume increased by 2.5% to 31.1 billion units, mainly driven by:
•Brazil, up by 11.7%, primarily reflecting the same factors as in the quarter; and
•Mexico, up by 1.6%, mainly reflecting a higher market share for cigarettes;
partly offset by
•Argentina, down by 1.8%, primarily reflecting a lower market share due to adult smoker down-trading to ultra-low-price brands produced by local manufacturers.
WELLNESS AND HEALTHCARE
In the third quarter of 2021, PMI acquired Fertin Pharma A/S, Vectura Group plc. and OtiTopic, Inc. On March 31, 2022, PMI launched a new Wellness and Healthcare business -- Vectura Fertin Pharma -- consolidating these entities. The operating results of this business are reported in the Wellness and Healthcare segment (formerly the Other category). The business operations of PMI's Wellness and Healthcare segment are managed and evaluated separately from the geographical segments.
Second-Quarter

Financial Summary - Quarters Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 76	$ —	—%	—%	76	—	76	—	—	—

Operating Income / (Loss)	$ (34)	$ —	—%	—%	(34)	—	(24)	—	—	(10)
Amortization of Intangibles	(18)	—	—%	—%	(18)	—	(18)	—	—	—
Adjusted Operating Income / (Loss)	$ (16)	$ —	—%	—%	(16)	—	(6)	—	—	(10)

Adjusted Operating Income / (Loss) Margin	(21.1)%	n/a	—pp	—pp

PMI recorded net revenues of $76 million in the Wellness and Healthcare segment, with an operating loss of $34 million, primarily reflecting the amortization of intangibles related to the acquisitions, as well as investments in research and development. Excluding the amortization of acquired intangibles, the segment recorded an adjusted operating loss of $16 million and an adjusted operating loss margin of 21.1%.

Six Months Year-to-Date

Financial Summary - Six Months Ended June 30,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2022	2021	Total	Excl. Curr. & Acquis.	Total	Cur- rency	Acqui-sitions	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 142	$ —	—%	—%	142	—	142	—	—	—

Operating Income / (Loss)	$ (65)	$ —	—%	—%	(65)	—	(48)	—	—	(17)
Amortization of Intangibles	(37)	—	—%	—%	(37)	—	(37)	—	—	—
Adjusted Operating Income / (Loss)	$ (28)	$ —	—%	—%	(28)	—	(11)	—	—	(17)

Adjusted Operating Income / (Loss) Margin	(19.7)%	n/a	—pp	—pp

PMI recorded net revenues of $142 million in the Wellness and Healthcare segment, with an operating loss of $65 million, primarily reflecting the amortization of intangibles related to the acquisitions, investments in research and development, and expenses related to employee retention programs. Excluding the amortization of acquired intangibles, the segment recorded an adjusted operating loss of $28 million and an adjusted operating loss margin of 19.7%.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is a leading international tobacco company working to deliver a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, vapor and oral nicotine products, which are sold in markets outside the U.S. Since 2008, PMI has invested more than USD 9 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. The U.S. Food and Drug Administration (FDA) has authorized the marketing of versions of PMI’s IQOS Platform 1 devices and consumables as Modified Risk Tobacco Products (MRTPs), finding that exposure modification orders for these products are appropriate to promote the public health. As of June 30, 2022, excluding Russia and Ukraine, PMI's smoke-free products were available for sale in 70 markets, and PMI estimates that approximately 13.2 million adults around the world had already switched to IQOS and stopped smoking. With a strong foundation and significant expertise in life sciences, in February 2021 PMI announced its ambition to expand into wellness and healthcare areas and deliver innovative products and solutions that aim to address unmet consumer and patient needs. For more information, please visit www.pmi.com and www.pmiscience.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of COVID-19 on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent, including women or diverse candidates. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
In addition, important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties related to: the possibility that expected benefits related to recent or pending acquisitions, including the proposed transaction with Swedish Match, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; prior to the completion of the transaction, Swedish Match’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all.
Important information for U.S. Swedish Match shareholders: The offer described in this release is made for the issued and outstanding shares of Swedish Match, a company incorporated under Swedish law, and is subject to Swedish disclosure and procedural requirements, which may be different from those of the United States. The offer is made in the United States pursuant to Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended, and Regulation 14E thereunder, to the extent applicable, and otherwise in compliance with the disclosure and procedural requirements of Swedish law, including with respect to withdrawal rights, the offer timetable, notices of extensions, announcements of results, settlement procedures (including as regards to the time when payment of the consideration is rendered) and waivers of conditions, which may be different from requirements or customary practices in relation to U.S. domestic tender offers. Swedish Match’s financial statements, including any included in any documents relating to the offer, have been or will be prepared in accordance with IFRS and may not be comparable to the financial statements or financial information of companies in the United States or other companies whose financial statements are prepared in accordance with U.S. GAAP. To the extent permissible under applicable law or regulations, PMI and its affiliates or its brokers and its brokers' affiliates (acting as agents for PMI or its affiliates, as applicable) may from time to time and during the pendency of the offer, and other than pursuant to the offer, directly or indirectly purchase or arrange to purchase shares of Swedish Match outside the United States, or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, and information about such purchases will be disclosed by means of a press release or other means reasonably calculated to inform shareholders of Swedish Match domiciled in the U.S. (“U.S. Holders”) of such information, to the extent required by applicable laws and regulations. The receipt of cash pursuant to the offer by a U.S. Holder may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult an independent professional adviser regarding the tax consequences of accepting the offer.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2021, and the Form 10-Q for the quarter ended June 30, 2022, which will be filed in the coming days. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

Key Terms, Definitions and Explanatory Notes
General
•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.
•Comparisons are made to the same prior-year period unless otherwise stated.
•References to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated.
•As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, East Asia & Australia Region, and Japanese domestic market.
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business.
•2021 and 2022 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions.
•"Combustible products" is the term PMI uses to refer to cigarettes and other tobacco products, combined.
•In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model.
•"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.
•"Americas" refers to the former Latin America & Canada segment, which was renamed as the Americas segment as of the third quarter of 2021. References to "Americas" may, in defined instances, exclude the U.S.
•"Central Asia" is defined as Kyrgyzstan, Mongolia, Tajikistan and Uzbekistan.
•"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.
•"The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).
•"Southeast Europe" is defined as Albania, Bosnia & Herzegovina, Kosovo, Montenegro, North Macedonia and Serbia.
•In the third quarter of 2021, PMI acquired Fertin Pharma A/S, Vectura Group plc. and OtiTopic, Inc. On March 31, 2022, PMI launched a new Wellness and Healthcare business consolidating these entities, Vectura Fertin Pharma. The operating results of this new business are reported in the Wellness and Healthcare segment. The business operations of PMI's Wellness and Healthcare segment are managed and evaluated separately from the geographical segments.
•Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH) on March 22, 2019, PMI continues to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop.
•From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods.

Financial
•Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.
•Net revenues related to RRPs represent the sale of heated tobacco units, heat-not-burn devices and related accessories, and other nicotine-containing products, primarily e-vapor and oral nicotine products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.
•Net revenues related to Wellness and Healthcare products primarily consist of operating revenues generated from the sale of inhaled therapeutics and oral and intra-oral delivery systems that are included in the operating results of PMI's new Wellness and Healthcare business, Vectura Fertin Pharma.
•Adjusted net revenues exclude the impact related to the Saudi Arabia customs assessments.
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.
•"Cost/Other" in the Consolidated Financial Summary table of total PMI and the six geographical segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including asset impairment and exit costs); and amortization of intangibles. “Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to: fees for certain distribution rights billed to customers in certain markets in the Middle East & Africa Region and the Saudi Arabia customs assessment net revenue adjustment.
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by adjusted net revenues.
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.
•"Net debt" is defined as total debt, less cash and cash equivalents.
•Figures and comparisons presented on a pro forma basis exclude PMI’s operations in Russia and Ukraine.
•Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and disposals.
•Management reviews net revenues, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI will include adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.
•Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the relevant schedules provided with this press release.

•U.S. GAAP Treatment of a country as a Highly Inflationary Economy. Following the categorization of a country by the International Practices Task Force of the Center for Audit Quality as having a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. For such countries, PMI accounts for the operations of its local affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates. Such treatment was effective July 1, 2018, for Argentina, and April 1, 2022, for Turkey.
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement.
Reduced-Risk Products
•Reduced-risk products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.
•"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks, Parliament HeatSticks, SENTIA and TEREA, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea).
•Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs.
•Unless otherwise stated, all references to IQOS are to PMI's Platform 1 IQOS devices and heated tobacco consumables.
•IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol.
•"PMI heat-not-burn products" include licensed KT&G heat-not-burn products.
•"PMI HTUs" include licensed KT&G HTUs.
•“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days.
The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
•for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days;
•for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.
Note: The above IQOS user metrics reflect PMI estimates, which are based on consumer claims and sample-based statistical assessments with an average margin of error of +/-5% at a 95% Confidence Interval in key volume markets. The accuracy and reliability of IQOS user metrics may vary based on individual market maturity and availability of information.
As of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively.

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

Quarters Ended June 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, %(2)
				Total			Cigarette			HTU			Total			HTU
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	pp Change	2022	2021	pp Change

Total (1) (3)	602.5	586.6	2.7	182.5	180.5	1.1	157.7	156.1	1.0	24.8	24.4	1.9	27.0	26.6	0.4	3.5	3.0	0.5

European Union
France	8.5	9.1	(6.8)	3.8	4.1	(8.2)	3.7	4.1	(8.5)	0.1	—	—	42.8	43.5	(0.7)	0.7	0.6	0.1
Germany	17.9	18.6	(3.4)	7.0	7.2	(3.2)	6.5	6.7	(2.7)	0.5	0.5	(9.3)	38.9	38.8	0.1	2.5	2.7	(0.2)
Italy	18.9	17.9	5.5	10.9	9.9	10.6	7.8	7.7	2.4	3.1	2.2	38.7	54.0	53.0	1.0	14.4	11.2	3.2
Poland	14.8	12.5	18.5	5.6	4.7	20.1	4.5	3.9	15.7	1.1	0.8	42.4	38.0	37.5	0.5	7.5	6.3	1.2
Spain	11.5	10.5	9.2	3.7	4.1	(10.6)	3.5	4.0	(13.5)	0.2	0.1	74.2	30.3	31.1	(0.8)	1.7	1.2	0.5

Eastern Europe
Russia	n/a	55.4	—	16.8	17.6	(4.5)	12.9	13.3	(3.2)	3.9	4.3	(8.8)	n/a	31.5	—	n/a	7.3	—

Middle East & Africa
Egypt	22.5	22.8	(1.1)	4.9	5.1	(5.2)	4.7	5.1	(8.8)	0.2	—	—	23.1	22.4	0.7	0.8	—	0.8
Turkey	31.5	30.7	2.4	14.5	13.5	7.4	14.5	13.5	7.4	—	—	—	46.2	44.1	2.1	—	—	—

South & Southeast Asia
Indonesia	76.8	72.1	6.6	21.4	20.1	6.2	21.4	20.1	6.2	—	—	—	27.8	27.9	(0.1)	—	—	—
Philippines	11.5	13.8	(16.5)	7.1	8.6	(17.7)	7.0	8.5	(17.8)	—	—	—	61.3	62.2	(0.9)	0.4	0.3	0.1

East Asia & Australia
Australia	2.3	2.4	(5.3)	0.7	0.7	(2.0)	0.7	0.7	(2.0)	—	—	—	31.9	30.8	1.1	—	—	—
Japan (3)	37.4	38.1	(1.7)	12.0	14.2	(15.0)	5.1	5.5	(8.5)	7.0	8.6	(19.2)	37.3	35.3	2.0	23.0	20.8	2.2
South Korea	18.7	18.1	3.5	3.6	3.6	(1.9)	2.4	2.4	0.1	1.1	1.2	(5.9)	19.0	20.0	(1.0)	5.9	6.5	(0.6)

Americas
Argentina	7.5	6.8	10.2	4.7	4.5	4.3	4.7	4.5	4.3	—	—	—	63.3	66.8	(3.5)	—	—	—
Mexico	8.0	8.0	(0.4)	5.2	5.1	2.1	5.1	5.0	1.9	—	—	—	64.8	63.2	1.6	0.4	0.3	0.1

(1) Total market and market share estimates exclude Russia & Ukraine
(2) Market share estimates are calculated using IMS data
(3) Total market and market share estimates include cigarillos in Japan

																	Appendix 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

Six Months Ended June 30,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (2)
				Total			Cigarette			HTU			Total			HTU
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	pp Change	2022	2021	pp Change

Total (1) (3)	1,162.2	1,143.4	1.6	355.6	347.7	2.2	305.9	301.7	1.4	49.6	46.1	7.7	26.9	26.3	0.6	3.5	3.0	0.5

European Union
France	16.3	17.3	(5.6)	7.3	7.9	(7.5)	7.2	7.8	(7.7)	0.1	0.1	0.8	43.8	43.6	0.2	0.7	0.6	0.1
Germany	34.0	36.0	(5.4)	13.8	14.3	(3.7)	12.4	13.2	(6.1)	1.4	1.1	24.9	40.5	39.8	0.7	4.1	3.1	1.0
Italy	35.6	33.8	5.4	20.7	19.5	5.9	14.9	15.1	(1.3)	5.7	4.4	30.4	54.1	52.9	1.2	14.6	11.2	3.4
Poland	27.6	23.2	18.6	10.4	8.6	20.4	8.3	7.3	14.4	2.1	1.4	52.3	37.7	37.1	0.6	7.5	5.9	1.6
Spain	21.5	20.1	7.0	7.0	6.8	2.8	6.6	6.6	0.3	0.4	0.2	71.2	30.3	31.1	(0.8)	1.6	1.2	0.4

Eastern Europe
Russia	n/a	104.5	—	30.9	33.3	(7.1)	23.6	25.4	(6.9)	7.3	7.9	(7.6)	n/a	31.3	—	n/a	7.5	—

Middle East & Africa
Egypt	46.0	46.3	(0.5)	10.2	10.0	2.5	9.9	10.0	(0.9)	0.3	—	—	22.5	21.2	1.3	0.8	—	0.8
Turkey	55.3	56.0	(1.2)	25.5	24.5	4.3	25.5	24.5	4.3	—	—	—	46.2	43.7	2.5	—	—	—

South & Southeast Asia
Indonesia	152.0	143.1	6.2	42.3	40.0	5.7	42.3	40.0	5.7	—	—	—	27.8	28.0	(0.2)	—	—	—
Philippines	26.9	26.8	0.4	16.7	16.7	(0.1)	16.6	16.7	(0.2)	0.1	0.1	31.0	62.0	62.3	(0.3)	0.3	0.3	—

East Asia & Australia
Australia	4.5	4.8	(6.4)	1.5	1.5	(3.1)	1.5	1.5	(3.1)	—	—	—	32.9	31.8	1.1	—	—	—
Japan (3)	71.8	73.7	(2.5)	26.3	28.0	(6.0)	11.2	11.4	(1.8)	15.1	16.5	(8.9)	37.3	35.7	1.6	23.0	21.2	1.8
South Korea	35.6	34.9	1.9	6.8	7.0	(2.3)	4.6	4.7	(0.7)	2.2	2.3	(5.6)	19.3	20.0	(0.7)	6.2	6.6	(0.4)

Americas
Argentina	15.2	14.5	4.6	9.6	9.8	(1.8)	9.6	9.8	(1.8)	—	—	—	63.4	67.5	(4.1)	—	—	—
Mexico	14.5	14.7	(1.9)	9.2	9.1	1.6	9.2	9.1	1.4	0.1	—	—	63.9	61.7	2.2	0.4	0.3	0.1

(1) Total market and market share estimates excludes Russia & Ukraine
(2) Market share estimates are calculated using IMS data
(3) Total market and market share includes cigarillos in Japan

							Appendix 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
PMI Shipment Volume Adjusted for the Impact of Russia and Ukraine
(in million units) / (Unaudited)
							Year Ended December 31,
Quarters Ended June 30,				Six Months Ended June 30,
2022	2021	% Change		2022	2021	% Change	2021

			Cigarettes
157,678	156,138	1.0%	Shipment Volume	305,916	301,650	1.4%	624,875
12,871	13,294		Russia	23,643	25,395		52,499
1,331	2,799		Ukraine	3,542	5,157		10,669
143,477	140,046	2.4%	Pro Forma Shipment Volume	278,731	271,098	2.8%	561,707

			Heated Tobacco Units
24,821	24,356	1.9%	Shipment Volume	49,640	46,090	7.7%	94,976
3,907	4,283		Russia	7,267	7,864		16,309
814	1,352		Ukraine	2,197	2,546		5,168
20,100	18,721	7.4%	Pro Forma Shipment Volume	40,176	35,680	12.6%	73,499

			Cigarettes & HTU
182,499	180,494	1.1%	Shipment Volume	355,556	347,740	2.2%	719,851
16,778	17,577		Russia	30,909	33,259		68,807
2,145	4,151		Ukraine	5,739	7,703		15,838
163,577	158,767	3.0%	Pro Forma Shipment Volume	318,907	306,778	4.0%	635,206

						Appendix 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Eastern Europe Shipment Volume Adjusted for the Impact of Russia and Ukraine
(in million units) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2022	2021	% Change		2022	2021	% Change

			Cigarettes
20,633	22,785	(9.4)%	Shipment Volume	39,147	42,751	(8.4)%
12,871	13,294		Russia	23,643	25,395
1,331	2,799		Ukraine	3,542	5,157
6,432	6,693	(3.9)%	Pro Forma Shipment Volume	11,962	12,199	(1.9)%

			Heated Tobacco Units
5,922	6,840	(13.4)%	Shipment Volume	11,788	12,475	(5.5)%
3,907	4,283		Russia	7,267	7,864
814	1,352		Ukraine	2,197	2,546
1,201	1,205	(0.3)%	Pro Forma Shipment Volume	2,324	2,065	12.5%

			Cigarettes & HTU
26,555	29,625	(10.4)%	Shipment Volume	50,935	55,226	(7.8)%
16,778	17,577		Russia	30,909	33,259
2,145	4,151		Ukraine	5,739	7,703
7,633	7,898	(3.4)%	Pro Forma Shipment Volume	14,286	14,264	0.2%

				Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Six Months Ended
June 30,			June 30,
$1.43		2022 Diluted Earnings Per Share (1)	$2.93
$1.39		2021 Diluted Earnings Per Share (1)	$2.93
$0.04		Change	$—
2.9%		% Change	—%

		Reconciliation:
$1.39		2021 Diluted Earnings Per Share (1)	$2.93
0.04		2021 Asset impairment and exit costs	0.07
0.01		2021 Amortization of intangibles	0.02
0.14		2021 Saudi Arabia customs assessments	0.14
—		2022 Asset impairment and exit costs	—
(0.02)		2022 Amortization of intangibles	(0.04)
(0.02)		2022 Costs associated with Swedish Match AB offer	(0.02)
(0.04)		2022 Charges related to the war in Ukraine	(0.07)
—		2022 Fair value adjustment for equity security investments	(0.03)
0.03		2022 Tax Items	0.03
(0.16)		Currency	(0.39)
0.01		Interest	0.02
(0.01)		Change in tax rate	0.02
0.06		Operations (2)	0.25
$1.43		2022 Diluted Earnings Per Share (1)	$2.93

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Six Months Ended
June 30,			June 30,
2022	2021		2022	2021
$ 2,233	$ 2,172	Net Earnings attributable to PMI	$ 4,564	$ 4,590
7	6	Less: Distributed and undistributed earnings attributable to share-based payment awards	13	14
$ 2,226	$ 2,166	Net Earnings for basic and diluted EPS	$ 4,551	$ 4,576

1,551	1,558	Weighted-average shares for basic EPS	1,550	1,558
1	2	Plus Contingently Issuable Performance Stock Units	2	2
1,552	1,560	Weighted-average shares for diluted EPS	1,552	1,560

(2) Includes the impact of shares outstanding and share-based payments

							Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2022	2021	% Change		2022	2021	% Change
$ 1.43	$ 1.39	2.9%	Reported Diluted EPS	$ 2.93	$ 2.93	—%
(0.16)			Less: Currency	(0.39)
$ 1.59	$ 1.39	14.4%	Reported Diluted EPS, excluding Currency	$ 3.32	$ 2.93	13.3%

Quarters Ended June 30,				Six Months Ended June 30,			Year Ended
2022	2021	% Change		2022	2021	% Change	2021
$ 1.43	$ 1.39	2.9%	Reported Diluted EPS	$ 2.93	$ 2.93	—%	$ 5.83
—	0.04		Asset impairment and exit costs	—	0.07		0.12
0.02	0.01		Amortization of intangibles	0.04	0.02		0.05
—	0.14		Saudi Arabia customs assessments	—	0.14		0.14
—	—		Equity investee ownership dilution	—	—		(0.04)
—	—		Asset acquisition cost	—	—		0.03
0.02	—		Costs associated with Swedish Match AB offer	0.02	—		—
0.04	—		Charges related to the war in Ukraine	0.07	—		—
—	—		Fair value adjustment for equity security investments	0.03	—		—
(0.03)	—		Tax items	(0.03)	—		—
$ 1.48	$ 1.58	(6.3)%	Adjusted Diluted EPS	$ 3.06	$ 3.16	(3.2)%	$ 6.13
(0.16)			Less: Currency	(0.39)
$ 1.64	$ 1.58	3.8%	Adjusted Diluted EPS, excluding Currency	$ 3.45	$ 3.16	9.2%

									Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acqui- sitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended June 30,	Net Revenues		Total	Excluding Currency	Excluding Currency & Acquisitions

2022					Combustible Products	2021		% Change
$ 1,954	$ (200)	$ 2,154	$ (1)	$ 2,154	European Union	$ 2,162		(9.6)%	(0.4)%	(0.4)%
585	15	570	—	570	Eastern Europe	555		5.5%	2.8%	2.8%
933	(41)	974	—	974	Middle East & Africa	527	(1)	76.9%	84.7%	84.7%
1,029	(39)	1,068	—	1,068	South & Southeast Asia	1,045		(1.5)%	2.3%	2.3%
528	(42)	570	—	570	East Asia & Australia	611		(13.6)%	(6.8)%	(6.8)%
460	4	456	—	456	Americas	418		10.0%	9.0%	9.0%
$ 5,489	$ (302)	$ 5,791	$ (1)	$ 5,792	Total Combustible	$ 5,318		3.2%	8.9%	8.9%

2022					Reduced-Risk Products	2021		% Change
$ 1,189	$ (127)	$ 1,316	$ 4	$ 1,313	European Union	$ 987		20.5%	33.4%	33.0%
313	3	310	—	310	Eastern Europe	340		(8.0)%	(8.9)%	(8.9)%
73	(4)	77	—	77	Middle East & Africa	33		+100%	+100%	+100%
5	—	5	—	5	South & Southeast Asia	1		+100%	+100%	+100%
678	(70)	748	—	748	East Asia & Australia	903		(24.9)%	(17.1)%	(17.1)%
9	—	9	—	9	Americas	12		(24.4)%	(22.9)%	(22.9)%
$ 2,267	$ (199)	$ 2,466	$ 4	$ 2,462	Total RRPs	$ 2,276		(0.4)%	8.3%	8.2%

2022					Wellness and Healthcare	2021		% Change
$ 76	$ —	$76	$76	$ —	Wellness and Healthcare	$ —		—%	—%	—%

2022					PMI	2021		% Change
$ 3,143	$ (327)	$ 3,470	$ 3	$ 3,467	European Union	$ 3,149		(0.2)%	10.2%	10.1%
898	18	880	—	880	Eastern Europe	895		0.3%	(1.7)%	(1.7)%
1,006	(45)	1,051	—	1,051	Middle East & Africa	560	(1)	79.6%	87.7%	87.7%
1,034	(39)	1,073	—	1,073	South & Southeast Asia	1,046		(1.1)%	2.6%	2.6%
1,206	(112)	1,318	—	1,318	East Asia & Australia	1,514		(20.3)%	(12.9)%	(12.9)%
469	4	465	—	465	Americas	430		9.1%	8.1%	8.1%
76	—	76	76	—	Wellness and Healthcare	—		—%	—%	—%
$ 7,832	$ (501)	$ 8,333	$79	$ 8,254	Total PMI	$ 7,594		3.1%	9.7%	8.7%
(1) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessments
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

									Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Six Months Ended June 30,	Net Revenues		Total	Excluding Currency	Excluding Currency & Acquisitions

2022					Combustible Products	2021		% Change
$ 3,763	$ (324)	$ 4,087	$ —	$ 4,087	European Union	$ 4,113		(8.5)%	(0.6)%	(0.6)%
1,042	(31)	1,073	—	1,073	Eastern Europe	1,047		(0.5)%	2.5%	2.5%
1,862	(189)	2,051	—	2,051	Middle East & Africa	1,307	(1)	42.4%	56.9%	56.9%
2,147	(83)	2,230	—	2,230	South & Southeast Asia	2,216		(3.1)%	0.6%	0.6%
1,129	(81)	1,210	—	1,210	East Asia & Australia	1,259		(10.3)%	(3.9)%	(3.9)%
876	(8)	885	—	885	Americas	840		4.3%	5.3%	5.3%
$ 10,819	$ (717)	$ 11,537	$ —	$ 11,537	Total Combustible	$ 10,781		0.4%	7.0%	7.0%

2022					Reduced-Risk Products	2021		% Change
$ 2,392	$ (209)	$ 2,601	$ 7	$ 2,593	European Union	$ 1,945		22.9%	33.7%	33.3%
582	(23)	605	—	605	Eastern Europe	644		(9.6)%	(6.1)%	(6.1)%
135	(5)	140	—	140	Middle East & Africa	54		+100%	+100%	+100%
10	—	10	—	10	South & Southeast Asia	3		+100%	+100%	+100%
1,481	(137)	1,618	—	1,618	East Asia & Australia	1,727		(14.2)%	(6.3)%	(6.3)%
17	(1)	17	—	17	Americas	24		(29.8)%	(27.7)%	(27.7)%
$ 4,617	$ (374)	$ 4,991	$ 7	$ 4,983	Total RRPs	$ 4,398		5.0%	13.5%	13.3%

2022					Wellness and Healthcare	2021		% Change
$ 142	$ —	$142	$142	$ —	Wellness and Healthcare	$ —		—%	—%	—%

2022					PMI	2021		% Change
$ 6,155	$ (533)	$ 6,688	$ 7	$ 6,681	European Union	$ 6,058		1.6%	10.4%	10.3%
1,624	(54)	1,678	—	1,678	Eastern Europe	1,691		(4.0)%	(0.8)%	(0.8)%
1,997	(194)	2,191	—	2,191	Middle East & Africa	1,361	(1)	46.7%	61.0%	61.0%
2,157	(83)	2,240	—	2,240	South & Southeast Asia	2,219		(2.8)%	0.9%	0.9%
2,610	(218)	2,828	—	2,828	East Asia & Australia	2,986		(12.6)%	(5.3)%	(5.3)%
893	(9)	902	—	902	Americas	864		3.4%	4.4%	4.4%
142	—	142	142	—	Wellness and Healthcare	—		—%	—%	—%
$ 15,578	$ (1,091)	$ 16,669	$149	$ 16,520	Total PMI	$ 15,179		2.6%	9.8%	8.8%
(1) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessments
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

													Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Net Revenues to Adjusted Net Revenues, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Special Items	Adjusted Net Revenues	Currency	Adjusted Net Revenues excluding Currency	Acqui- sitions	Adjusted Net Revenues excluding Currency & Acqui- sitions		Net Revenues	Special Items		Adjusted Net Revenues	Total	Excluding Currency	Excluding Currency & Acqui- sitions

2022							Quarters Ended June 30,	2021				% Change
$ 3,143	$ —	$ 3,143	$ (327)	$ 3,470	$ 3	$ 3,467	European Union	$ 3,149	$ —		$ 3,149	(0.2)%	10.2%	10.1%
898	—	898	18	880	—	880	Eastern Europe	895	—		895	0.3%	(1.7)%	(1.7)%
1,006	—	1,006	(45)	1,051	—	1,051	Middle East & Africa	560	(246)	(1)	806	24.8%	30.4%	30.4%
1,034	—	1,034	(39)	1,073	—	1,073	South & Southeast Asia	1,046	—		1,046	(1.1)%	2.6%	2.6%
1,206	—	1,206	(112)	1,318	—	1,318	East Asia & Australia	1,514	—		1,514	(20.3)%	(12.9)%	(12.9)%
469	—	469	4	465	—	465	Americas	430	—		430	9.1%	8.1%	8.1%
76	—	76	—	76	76	—	Wellness and Healthcare	—	—		—	—%	—%	—%
$ 7,832	$ —	$ 7,832	$ (501)	$ 8,333	$ 79	$ 8,254	Total PMI	$ 7,594	$ (246)		$ 7,840	(0.1)%	6.3%	5.3%

2022							Six Months Ended June 30,	2021				% Change
$ 6,155	$ —	$ 6,155	$ (533)	$ 6,688	$ 7	$ 6,681	European Union	$ 6,058	$ —		$ 6,058	1.6%	10.4%	10.3%
1,624	—	1,624	(54)	1,678	—	1,678	Eastern Europe	1,691	—		1,691	(4.0)%	(0.8)%	(0.8)%
1,997	—	1,997	(194)	2,191	—	2,191	Middle East & Africa	1,361	(246)	(1)	1,607	24.3%	36.3%	36.3%
2,157	—	2,157	(83)	2,240	—	2,240	South & Southeast Asia	2,219	—		2,219	(2.8)%	0.9%	0.9%
2,610	—	2,610	(218)	2,828	—	2,828	East Asia & Australia	2,986	—		2,986	(12.6)%	(5.3)%	(5.3)%
893	—	893	(9)	902	—	902	Americas	864	—		864	3.4%	4.4%	4.4%
142	—	142	—	142	142	—	Wellness and Healthcare	—	—		—	—%	—%	—%
$ 15,578	$ —	$ 15,578	$ (1,091)	$ 16,669	$ 149	$ 16,520	Total PMI	$ 15,179	$ (246)		$ 15,425	1.0%	8.1%	7.1%

(1) Represents the Saudi Arabia customs assessments

								Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Currency	Operating Income excluding Currency	Acqui-sitions	Operating Income excluding Currency & Acquisitions		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions

2022					Quarters Ended June 30,	2021	% Change
$ 1,519	$ (245)	$ 1,764	$ —	$ 1,764	European Union	$ 1,641	(7.4)%	7.5%	7.5%
291	56	235	—	235	Eastern Europe	314	(7.3)%	(25.2)%	(25.2)%
498	(4)	502	—	502	Middle East & Africa	16	+100%	+100%	+100%
306	(22)	328	—	328	South & Southeast Asia	331	(7.6)%	(0.9)%	(0.9)%
346	(88)	434	—	434	East Asia & Australia	715	(51.6)%	(39.3)%	(39.3)%
130	4	126	—	126	Americas	112	16.1%	12.5%	12.5%
(34)	—	(34)	(24)	(10)	Wellness and Healthcare	—	—%	—%	—%
$ 3,056	$ (299)	$ 3,355	$ (24)	$ 3,379	Total PMI	$ 3,129	(2.3)%	7.2%	8.0%

2022					Six Months Ended June 30,	2021	% Change
$ 3,046	$ (390)	$ 3,436	$ (2)	$ 3,438	European Union	$ 3,131	(2.7)%	9.7%	9.8%
435	(4)	439	—	439	Eastern Europe	575	(24.3)%	(23.7)%	(23.7)%
1,019	(119)	1,138	—	1,138	Middle East & Africa	351	+100%	+100%	+100%
751	(47)	798	—	798	South & Southeast Asia	860	(12.7)%	(7.2)%	(7.2)%
917	(156)	1,073	—	1,073	East Asia & Australia	1,410	(35.0)%	(23.9)%	(23.9)%
251	2	249	—	249	Americas	246	2.0%	1.2%	1.2%
(65)	—	(65)	(48)	(17)	Wellness and Healthcare	—	—%	—%	—%
$ 6,354	$ (714)	$ 7,068	$ (50)	$ 7,118	Total PMI	$ 6,573	(3.3)%	7.5%	8.3%

												Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui- sitions	Adjusted Operating Income excluding Currency & Acqui- sitions		Operating Income	Asset Impairment & Exit Costs and Others	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui- sitions

2022							Quarters Ended June 30,	2021			% Change
$ 1,519	$ (32)	$ 1,551	$ (245)	$ 1,796	$ —	$ 1,796	European Union	$ 1,641	$ (44)	$ 1,685	(8.0)%	6.6%	6.6%
291	(86)	377	56	321	—	321	Eastern Europe	314	(8)	322	17.1%	(0.3)%	(0.3)%
498	(8)	506	(4)	510	—	510	Middle East & Africa	16	(256)	272	86.0%	87.5%	87.5%
306	(10)	316	(22)	338	—	338	South & Southeast Asia	331	(14)	345	(8.4)%	(2.0)%	(2.0)%
346	(10)	356	(88)	444	—	444	East Asia & Australia	715	(15)	730	(51.2)%	(39.2)%	(39.2)%
130	(4)	134	4	130	—	130	Americas	112	(7)	119	12.6%	9.2%	9.2%
(34)	(18)	(16)	—	(16)	(6)	(10)	Wellness and Healthcare	—	—	—	—%	—%	—%
$ 3,056	$ (168)	$ 3,224	$ (299)	$ 3,523	$ (6)	$ 3,529	Total PMI	$ 3,129	$ (344)	$ 3,473	(7.2)%	1.4%	1.6%

2022							Six Months Ended June 30,	2021			% Change
$ 3,046	$ (41)	$ 3,087	$ (390)	$ 3,477	$ (2)	$ 3,479	European Union	$ 3,131	$ (62)	$ 3,193	(3.3)%	8.9%	8.9%
435	(129)	564	(4)	568	—	568	Eastern Europe	575	(10)	585	(3.6)%	(2.9)%	(2.9)%
1,019	(10)	1,029	(119)	1,148	—	1,148	Middle East & Africa	351	(260)	611	68.4%	87.9%	87.9%
751	(14)	765	(47)	812	—	812	South & Southeast Asia	860	(21)	881	(13.2)%	(7.8)%	(7.8)%
917	(11)	928	(156)	1,084	—	1,084	East Asia & Australia	1,410	(47)	1,457	(36.3)%	(25.6)%	(25.6)%
251	(6)	257	2	255	—	255	Americas	246	(10)	256	0.4%	(0.4)%	(0.4)%
(65)	(37)	(28)	—	(28)	(11)	(17)	Wellness and Healthcare	—	—	—	—%	—%	—%
$ 6,354	$ (248)	$ 6,602	$ (714)	$ 7,316	$ (13)	$ 7,329	Total PMI	$ 6,573	$ (410)	$ 6,983	(5.5)%	4.8%	5.0%

														Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Adjusted Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Adjusted Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui- sitions (1)	Adjusted Net Revenues excluding Currency & Acqui- sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui- sitions		Adjusted Operating Income (1)	Adjusted Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui- sitions

2022									Quarters Ended June 30,	2021			% Points Change
$ 1,551	$ 3,143	49.3%	$ 1,796	$ 3,470	51.8%	$ 1,796	$ 3,467	51.8%	European Union	$ 1,685	$ 3,149	53.5%	(4.2)	(1.7)	(1.7)
377	898	42.0%	321	880	36.5%	321	880	36.5%	Eastern Europe	322	895	36.0%	6.0	0.5	0.5
506	1,006	50.3%	510	1,051	48.5%	510	1,051	48.5%	Middle East & Africa	272	806	33.7%	16.6	14.8	14.8
316	1,034	30.6%	338	1,073	31.5%	338	1,073	31.5%	South & Southeast Asia	345	1,046	33.0%	(2.4)	(1.5)	(1.5)
356	1,206	29.5%	444	1,318	33.7%	444	1,318	33.7%	East Asia & Australia	730	1,514	48.2%	(18.7)	(14.5)	(14.5)
134	469	28.6%	130	465	28.0%	130	465	28.0%	Americas	119	430	27.7%	0.9	0.3	0.3
(16)	76	(21.1)%	(16)	76	(21.1)%	(10)	—	—%	Wellness and Healthcare	—	—	—%	—	—	—
$ 3,224	$ 7,832	41.2%	$ 3,523	$ 8,333	42.3%	$ 3,529	$ 8,254	42.8%	Total PMI	$ 3,473	$ 7,840	44.3%	(3.1)	(2.0)	(1.5)

2022									Six Months Ended June 30,	2021			% Points Change
$ 3,087	$ 6,155	50.2%	$ 3,477	$ 6,688	52.0%	$ 3,479	$ 6,681	52.1%	European Union	$ 3,193	$ 6,058	52.7%	(2.5)	(0.7)	(0.6)
564	1,624	34.7%	568	1,678	33.8%	568	1,678	33.8%	Eastern Europe	585	1,691	34.6%	0.1	(0.8)	(0.8)
1,029	1,997	51.5%	1,148	2,191	52.4%	1,148	2,191	52.4%	Middle East & Africa	611	1,607	38.0%	13.5	14.4	14.4
765	2,157	35.5%	812	2,240	36.3%	812	2,240	36.3%	South & Southeast Asia	881	2,219	39.7%	(4.2)	(3.4)	(3.4)
928	2,610	35.6%	1,084	2,828	38.3%	1,084	2,828	38.3%	East Asia & Australia	1,457	2,986	48.8%	(13.2)	(10.5)	(10.5)
257	893	28.8%	255	902	28.3%	255	902	28.3%	Americas	256	864	29.6%	(0.8)	(1.3)	(1.3)
(28)	142	(19.7)%	(28)	142	(19.7)%	(17)	—	—%	Wellness and Healthcare	—	—	—%	—	—	—
$ 6,602	$ 15,578	42.4%	$ 7,316	$ 16,669	43.9%	$ 7,329	$ 16,520	44.4%	Total PMI	$ 6,983	$ 15,425	45.3%	(2.9)	(1.4)	(0.9)

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 7
(2) For the calculation of Adjusted Net Revenues excluding currency and acquisitions refer to Schedule 5

							Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2022	2021	Change Fav./(Unfav.)		2022	2021	Change Fav./(Unfav.)
$ 20,409	$ 20,421	(0.1)%	Revenues including Excise Taxes	$ 39,750	$ 39,776	(0.1)%
12,577	12,827	1.9%	Excise Taxes on products	24,172	24,597	1.7%
7,832	7,594	3.1%	Net Revenues	15,578	15,179	2.6%
2,648	2,353	(12.5)%	Cost of sales	5,256	4,627	(13.6)%
5,184	5,241	(1.1)%	Gross profit	10,322	10,552	(2.2)%
2,092	2,093	—%	Marketing, administration and research costs	3,894	3,942	1.2%
36	19		Amortization of intangibles	74	37
3,056	3,129	(2.3)%	Operating Income	6,354	6,573	(3.3)%
126	161	21.7%	Interest expense, net	280	328	14.6%
5	27	81.5%	Pension and other employee benefit costs	9	55	83.6%
2,925	2,941	(0.5)%	Earnings before income taxes	6,065	6,190	(2.0)%
594	646	8.0%	Provision for income taxes	1,213	1,343	9.7%
(15)	(3)		Equity investments and securities (income)/loss, net	41	(46)
2,346	2,298	2.1%	Net Earnings	4,811	4,893	(1.7)%
113	126		Net Earnings attributable to noncontrolling interests	247	303
$ 2,233	$ 2,172	2.8%	Net Earnings attributable to PMI	$ 4,564	$ 4,590	(0.6)%

			Per share data (1):
$ 1.44	$ 1.39	3.6%	Basic Earnings Per Share	$ 2.94	$ 2.94	—%
$ 1.43	$ 1.39	2.9%	Diluted Earnings Per Share	$ 2.93	$ 2.93	—%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and for the six months ended June 30, 2022 and 2021 are shown on Schedule 1, Footnote 1

								Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Russia and Ukraine, excluding Currency
(Unaudited)

Quarters Ended June 30,					Six Months Ended June 30,
2022	2021	Currency	Variance excluding Currency		2022	2021	Currency	Variance excluding Currency
$ 1.48	$ 1.58	$ (0.16)	3.8%	Adjusted Diluted EPS (1)	$ 3.06	$ 3.16	$ (0.39)	9.2%
0.16	0.15	0.03		Net Earnings attributable to Russia and Ukraine	0.27	0.28	—
$ 1.32	$ 1.43	$ (0.19)	5.6%	Pro Forma Adjusted Diluted EPS	$ 2.79	$ 2.88	$ (0.39)	10.4%

(1) For the calculation of Adjusted Diluted EPS, see Schedule 2

																				Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
PMI & EE Region - Adjustments for the Impact of Russia and Ukraine, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Quarters Ended June 30,											Six Months Ended June 30,
	2022		2021		Currency		Acqui- sitions		Variance excluding Curr. & Acquis.			2022		2021		Currency		Acqui- sitions		Variance excluding Currency & Acqui- sitions
										PMI

	$ 7,832		$ 7,840		$ (501)		$ 79		5.3%	Adjusted Net Revenues (1)		$ 15,578		$ 15,425		$ (1,091)		$ 149		7.1%
	614		612		33		—			Net Revenues attributable to Russia and Ukraine		1,088		1,173		(30)		—
	$ 7,218		$ 7,228		$ (534)		$ 79		6.2%	Pro Forma Adjusted Net Revenues		$ 14,490		$ 14,252		$ (1,061)		$ 149		8.1%

	$ 3,224		$ 3,473		$ (299)		$ (6)		1.6%	Adjusted Operating Income (2)		$ 6,602		$ 6,983		$ (714)		$ (13)		5.0%
	313		257		50		—			Operating Income attributable to Russia and Ukraine		494		484		12		—
	$ 2,911		$ 3,216		$ (349)		$ (6)		1.6%	Pro Forma Adjusted Operating Income		$ 6,108		$ 6,499		$ (726)		$ (13)		5.4%

	41.2%		44.3%	(1.1)	pp	(0.5)	pp	(1.5)	pp	Adjusted Operating Income Margin		42.4%		45.3%	(1.5)	pp	(0.5)	pp	(0.9)	pp
0.9	pp	(0.2)	pp							Adjusted OI margin attributable to Russia and Ukraine	0.2	pp	(0.3)	pp
	40.3%		44.5%	(1.8)	pp	(0.5)	pp		(1.9)pp	Pro Forma Adjusted Operating Income Margin		42.2%		45.6%	(1.7)	pp	(0.6)	pp		(1.1)pp

										Eastern Europe

	$ 898		$ 895		$ 18		$ —		(1.7)%	Adjusted Net Revenues (1)		$ 1,624		$ 1,691		$ (54)		$ —		(0.8)%
	614		612		33		—			Net Revenues attributable to Russia and Ukraine		1,088		1,173		(30)		—
	$ 284		$ 283		$ (15)		$ —		5.7%	Pro Forma Adjusted Net Revenues		$ 536		$ 518		$ (24)		$ —		8.1%

	$ 377		$ 322		$ 56		$ —		(0.3)%	Adjusted Operating Income (2)		$ 564		$ 585		$ (4)		$ —		(2.9)%
	313		257		50		—			Operating Income attributable to Russia and Ukraine		494		484		12		—
	(71)		(58)		2		—			Corporate expenses apportioned to Russia and Ukraine		(132)		(108)		4		—
	$ 135		$ 123		$ 4		$ —		6.3%	Pro Forma Adjusted Operating Income		$ 202		$ 209		$ (20)		$ —		6.2%

	42.0%		36.0%		5.5pp		—pp		0.5pp	Adjusted Operating Income Margin		34.7%		34.6%		0.9pp		—pp		(0.8)pp
	(5.5)pp		(7.5)pp							Adjusted OI margin attributable to Russia and Ukraine (3)		(3.0)pp		(5.7)pp
	47.5%		43.5%		3.8pp		—pp		0.2pp	Pro Forma Adjusted Operating Income Margin		37.7%		40.3%		(1.9)pp		—pp		(0.7)pp

(1) For the calculation of Adjusted Net Revenues, see Schedule 5
(2) For the calculation of Adjusted Operating Income, see Schedule 7
(3) Includes also impact of corporate expenses apportioned to Russia and Ukraine
Note: Sum might not foot to Total due to roundings, which could impact variance %

											Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments for the Impact of Russia and Ukraine
($ in millions) / (Unaudited)
											Year Ended December 31,
Quarters Ended June 30,						Six Months Ended June 30,
2022	2021	Currency	Acqui-sitions	Variance excluding Currency & Acqui- sitions		2022	2021	Currency	Acquisitions	Variance excluding Currency & Acqui-sitions	2021
					Combustible Products
$ 5,489	$ 5,564	$ (302)	$ (1)	4.1%	Adjusted Net Revenues	$ 10,819	$ 11,027	$ (717)	$ —	4.6%	$ 22,436
368	337	25	—		Net Revenues attributable to Russia and Ukraine	637	645	(15)	—		1,399
$ 5,121	$ 5,227	$ (328)	$ (1)	4.2%	Pro Forma Adjusted Net Revenues	$ 10,182	$ 10,383	$ (702)	$ —	4.8%	$ 21,037

					Reduced-Risk Products
$ 2,267	$ 2,276	$ (199)	$ 4	8.2%	Adjusted Net Revenues	$ 4,617	$ 4,398	$ (374)	$ 7	13.3%	$ 9,115
246	275	8	—		Net Revenues attributable to Russia and Ukraine	451	528	(15)	—		1,072
$ 2,021	$ 2,001	$ (206)	$ 4	11.1%	Pro Forma Adjusted Net Revenues	$ 4,166	$ 3,869	$ (359)	$ 7	16.8%	$ 8,042

					Wellness and Healthcare
$ 76	$ —	$ —	$ 76	—%	Adjusted Net Revenues	$ 142	$ —	$ —	$ 142	—%	$ 101
—	—	—	—		Net Revenues attributable to Russia and Ukraine	—	—	—	—		—
$ 76	$ —	$ —	$ 76	—%	Pro Forma Adjusted Net Revenues	$ 142	$ —	$ —	$ 142	—%	$ 101

					PMI
$ 7,832	$ 7,840	$ (501)	$ 79	5.3%	Adjusted Net Revenues (1)	$ 15,578	$ 15,425	$ (1,091)	$ 149	7.1%	$ 31,651
614	612	33	—		Net Revenues attributable to Russia and Ukraine	1,088	1,173	(30)	—		2,471
$ 7,218	$ 7,228	$ (534)	$ 79	6.2%	Pro Forma Adjusted Net Revenues	$ 14,490	$ 14,252	$ (1,061)	$ 149	8.1%	$ 29,180

(1) For the calculation of Adjusted Net Revenues, see Schedule 5
Note: Sum of product categories might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

								Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2021	2021	2022
Reported Diluted EPS	$ 1.55	$ 1.39	$ 2.93	$ 1.55	$ 4.48	$ 1.34	$ 5.83	$ 1.50
Asset impairment and exit costs	0.02	0.04	0.07	0.02	0.09	0.02	0.12	—
Asset acquisition cost	—	—	—	0.03	0.03	—	0.03	—
Equity investee ownership dilution	—	—	—	(0.02)	(0.02)	(0.01)	(0.04)	—
Saudi Arabia customs assessments	—	0.14	0.14	—	0.14	—	0.14	—
Charges related to the war in Ukraine	—	—	—	—	—	—	—	0.03
Fair value adjustment for equity security investments	—	—	—	—	—	—	—	0.03
Amortization of intangibles	0.01	0.01	0.02	0.01	0.03	0.02	0.05	0.02
Adjusted Diluted EPS	$ 1.58	$ 1.58	$ 3.16	$ 1.59	$ 4.75	$ 1.37	$ 6.13	$ 1.58
Net Earnings attributable to Russia & Ukraine	0.13	0.15	0.28	0.15	0.43	0.17	0.60	0.10
Pro Forma Adjusted Diluted EPS	$ 1.45	$ 1.43	$ 2.88	$ 1.44	$ 4.32	$ 1.20	$ 5.53	$ 1.48

Weighted-average shares for diluted EPS	1,560	1,560	1,560	1,560	1,560	1,557	1,559	1,552

Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

								Schedule 14
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2021	2021	2022
PMI
Operating Income	$ 3,444	$ 3,129	$ 6,573	$ 3,455	$ 10,028	$ 2,947	$ 12,975	$ 3,298
Asset impairment and exit costs	(48)	(79)	(127)	(43)	(170)	(46)	(216)	—
Asset acquisition cost	—	—	—	(51)	(51)	—	(51)	—
Saudi Arabia customs assessments	—	(246)	(246)	—	(246)	—	(246)	—
Amortization of intangibles	(18)	(19)	(37)	(18)	(55)	(41)	(96)	(38)
Charges related to the war in Ukraine	—	—	—	—	—	—	—	(42)
Adjusted Operating Income	$ 3,510	$ 3,473	$ 6,983	$ 3,567	$ 10,550	$ 3,034	$ 13,584	$ 3,378

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

								Schedule 15a
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2021	2021	2022

European Union
Reported Operating Income	$ 1,490	$ 1,641	$ 3,131	$ 1,680	$ 4,811	$ 1,308	$ 6,119	$ 1,527
Asset impairment and exit costs	(9)	(35)	(44)	(12)	(56)	(12)	(68)	—
Amortization of intangibles	(9)	(9)	(18)	(8)	(26)	(9)	(35)	(9)
Adjusted Operating Income	$ 1,508	$ 1,685	$ 3,193	$ 1,700	$ 4,893	$ 1,329	$ 6,222	$ 1,536

Eastern Europe
Reported Operating Income	$ 261	$ 314	$ 575	$ 338	$ 913	$ 300	$ 1,213	$ 144
Asset impairment and exit costs	(2)	(7)	(9)	(2)	(11)	(3)	(14)	—
Amortization of intangibles	—	(1)	(1)	—	(1)	(1)	(2)	(1)
Charges related to the war in Ukraine	—	—	—	—	—	—	—	(42)
Adjusted Operating Income	$ 263	$ 322	$ 585	$ 340	$ 925	$ 304	$ 1,229	$ 187

Middle East & Africa
Reported Operating Income	$ 335	$ 16	$ 351	$ 388	$ 739	$ 407	$ 1,146	$ 521
Asset impairment and exit costs	(2)	(8)	(10)	(3)	(13)	(4)	(17)	—
Saudi Arabia customs assessments	—	(246)	(246)	—	(246)	—	(246)	—
Amortization of intangibles	(2)	(2)	(4)	(2)	(6)	(2)	(8)	(2)
Adjusted Operating Income	$ 339	$ 272	$ 611	$ 393	$ 1,004	$ 413	$ 1,417	$ 523

								Schedule 15b
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income (continued)
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2021	2021	2021	2021	2021	2021	2021	2022

South & Southeast Asia
Reported Operating Income	$ 529	$ 331	$ 860	$ 348	$ 1,208	$ 298	$ 1,506	$ 445
Asset impairment and exit costs	(3)	(10)	(13)	(4)	(17)	(4)	(21)	—
Amortization of intangibles	(4)	(4)	(8)	(5)	(13)	(8)	(21)	(4)
Adjusted Operating Income	$ 536	$ 345	$ 881	$ 357	$ 1,238	$ 310	$ 1,548	$ 449

East Asia & Austr.
Reported Operating Income	$ 695	$ 715	$ 1,410	$ 631	$ 2,041	$ 515	$ 2,556	$ 571
Asset impairment and exit costs	(31)	(15)	(46)	(21)	(67)	(21)	(88)	—
Amortization of intangibles	(1)	—	(1)	(1)	(2)	(1)	(3)	(1)
Adjusted Operating Income	$ 727	$ 730	$ 1,457	$ 653	$ 2,110	$ 537	$ 2,647	$ 572

Americas
Reported Operating Income	$ 134	$ 112	$ 246	$ 121	$ 367	$ 120	$ 487	$ 121
Asset impairment and exit costs	(1)	(4)	(5)	(1)	(6)	(2)	(8)	—
Amortization of intangibles	(2)	(3)	(5)	(2)	(7)	(2)	(9)	(2)
Adjusted Operating Income	$ 137	$ 119	$ 256	$ 124	$ 380	$ 124	$ 504	$ 123

Wellness and Healthcare
Reported Operating Income	$ —	$ —	$ —	$ (51)	$ (51)	$ (1)	$ (52)	$ (31)
Asset impairment and exit costs	—	—	—	—	—	—	—	—
Asset acquisition cost	—	—	—	(51)	(51)	—	(51)	—
Amortization of intangibles	—	—	—	—	—	(18)	(18)	(19)
Adjusted Operating Income	$ —	$ —	$ —	$ —	$ —	$ 17	$ 17	$ (12)

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

		Schedule 16
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions) / (Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$5,036	$4,496
All other current assets	13,340	13,221
Property, plant and equipment, net	5,965	6,168
Goodwill	6,318	6,680
Other intangible assets, net	2,656	2,818
Equity investments	4,328	4,463
Other assets	3,317	3,444
Total assets	$40,960	$41,290

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$1,558	$225
Current portion of long-term debt	4,149	2,798
All other current liabilities	14,840	16,232
Long-term debt	22,345	24,783
Deferred income taxes	856	726
Other long-term liabilities	4,472	4,734
Total liabilities	48,220	49,498

Total PMI stockholders' deficit	(9,044)	(10,106)
Noncontrolling interests	1,784	1,898
Total stockholders' (deficit) equity	(7,260)	(8,208)
Total liabilities and stockholders' (deficit) equity	$40,960	$41,290

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended June 30, 2022			Year Ended December 31, 2021
	July ~ December	January ~ June	12 months
	2021	2022	rolling
Net Earnings	$4,817	$4,811	$9,628	$9,710
Equity investments and securities (income)/loss, net	(103)	41	(62)	(149)
Provision for income taxes	1,328	1,213	2,541	2,671
Interest expense, net	300	280	580	628
Depreciation and amortization	514	540	1,054	998
Asset impairment and exit costs and Others (1)	140	174	314	513
Adjusted EBITDA	$6,996	$7,059	$14,055	$14,371

			June 30,	December 31,
			2022	2021
Short-term borrowings			$1,558	$225
Current portion of long-term debt			4,149	2,798
Long-term debt			22,345	24,783
Total Debt			$28,052	$27,806
Cash and cash equivalents			5,036	4,496
Net Debt			$23,016	$23,310

Ratios:
Total Debt to Adjusted EBITDA			2.00	1.93
Net Debt to Adjusted EBITDA			1.64	1.62

(1) For the period January 2022 to June 2022 "Others" includes $122 million of charges related to the war in Ukraine and $52 million of costs associated with Swedish Match AB offer. For the period July 2021 to December 2021 "Others" includes asset acquisition cost of $51 million related to OtiTopic Inc.. Additionally, for the year ended December 31, 2021 "Others" includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessments that was recorded in the second quarter of 2021.

						Schedule 18
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended June 30,				Six Months Ended June 30,
2022	2021	% Change		2022	2021	% Change
$ 3,524	$ 3,630	(2.9)%	Net cash provided by operating activities (1)	$ 4,642	$ 4,065	14.2%
(54)			Less: Currency	(487)
$ 3,578	$ 3,630	(1.4)%	Net cash provided by operating activities, excluding currency	$ 5,129	$ 4,065	26.2%

(1) Operating cash flow